SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERSIL CORPORATION

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DEAR FELLOW SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Intersil Corporation (“Intersil” or the “Company”), which will be held at Intersil’s corporate headquarters located at 1001 Murphy Ranch Road, Milpitas, CA 95035 on May 6, 2009 at 8:00 a.m. Pacific Time.

At this meeting you will be asked to vote on several proposals recommended unanimously by the Board of Directors. In this letter I am highlighting Proposal 3 pertaining to our Employee Stock Purchase Plan. This year we are requesting that you approve an amendment to extend the term of our Employee Stock Purchase Plan by an additional nine (9) years to February 28, 2019. The purpose of this Employee Stock Purchase Plan is to provide eligible employees at Intersil the opportunity to acquire proprietary interests in Intersil through the ownership of Common Stock. This establishes a closer identification of employees’ interests with those of Intersil and our shareholders.

In this Proxy Statement, you will find more information regarding the proposal related to our Employee Stock Purchase Plan and the other Intersil proposals for which you are being asked to vote.

I would also like to mention to you that, like last year, we are providing access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission. We believe that this process should expedite delivery of proxy materials, lower the costs associated with our Annual Meeting, and help to conserve natural resources. The Notice you received in the mail contains instructions on how to access this Proxy Statement and 2008 Annual Report, and vote online. We also encourage you to read our 2008 Annual Report. It includes our audited financial statements and provides information about our business and products. The Notice also includes instructions on how to receive a paper copy of the 2008 Annual Report on Form 10-K and Proxy Statement.

Your vote is important. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail.

We look forward to seeing you at the Annual Meeting. We appreciate your support and continued interest in Intersil Corporation.

/s/ David B. Bell
David B. Bell	Milpitas, California
Chief Executive Officer, President and Director	March 27, 2009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 6, 2009
Time:	8:00 a.m. Pacific Time
Place:	Intersil Corporation’s Headquarters, 1001 Murphy Ranch Road, Milpitas, California 95035

Purpose of the Meeting:

1.	To elect nine directors to serve on the Company’s Board of Directors until the next Annual Meeting of shareholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

3.	To ratify an amendment to extend the term of the Intersil Corporation Employee Stock Purchase Plan to February 28, 2019 and increase the number of shares authorized under the Employee Stock Purchase Plan from 2,533,334 to 4,533,334, an increase of 2,000,000 shares available for issuance under the plan.

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Whether or not you plan to attend the Annual Meeting, please cast your vote as instructed in the Notice of Availability of Proxy Materials.

You are entitled to vote if you were a shareholder at the close of business on Thursday, March 12, 2009.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, by telephone, or by requesting and mailing a proxy card. Voting by proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the Notice of Availability of Proxy Materials concerning each of these voting options. Should you receive more than one Notice of Availability of Proxy Materials, please be sure to vote in response to each proposal so that all your shares will be voted. If your shares are held of record by a broker, bank, or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a ballot issued in your name from the record holder which you may receive by declaring your intention to vote in person on the website designated in the Notice of Internet Availability of Proxy Materials.

If you are not certain that you will attend the Annual Meeting in person, please promptly complete the proxy online, or by telephone, or request, complete and return a paper proxy, each in accordance with the instructions provided in the Notice of Availability of Proxy Materials. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

By Order of the Board of Directors

/s/ Thomas C. Tokos
Thomas C. Tokos	Milpitas, California
Senior Vice President, General Counsel and Secretary	March 27, 2009

Admittance to the Annual Meeting will be limited to shareholders eligible to vote or their authorized representative(s). Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted only upon proof of ownership.

INTERSIL CORPORATION

1001 MURPHY RANCH ROAD

MILPITAS, CA 95035

PROXY STATEMENT

The Notice of Availability of Proxy Materials is being mailed, beginning on or about March 27, 2009, to owners of shares of Intersil Corporation (“Intersil” or the “Company”) Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2009 Annual Meeting of Shareholders (the “Annual Meeting”). This Proxy Statement and an online voting mechanism are being published on the Internet on the same date. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

The enclosed proxy is being solicited by the Company upon the order of the Board of Directors and the costs incurred in conjunction with such solicitation will be borne by the Company. The costs of solicitation include the charges of brokerage houses and their custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition, proxies may be solicited by mail, in person, by telephone or fax by certain of our officers, directors and regular employees.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most shareholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your Notice of Availability of Proxy Materials as was forwarded by your bank, broker or other holder of record to see which options are available to you. Proxies submitted by telephone or the Internet must be received by 12:00 midnight, EDT, on Tuesday, May 5, 2009.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (a) giving written notice to the Secretary of the Company, (b) submitting a proxy bearing a later date, or (c) casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If you submit a proxy without providing directions, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote? Shareholders of record as of the close of business on March 12, 2009 are entitled to vote. On that day, 121,687,931 shares of Class A Common Stock were outstanding and eligible to vote. A list of shareholders eligible to vote will be available at the headquarters of Intersil Corporation, located at 1001 Murphy Ranch Road, Milpitas, CA, 95035, beginning April 20, 2009. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How does the Board recommend I vote? The Board recommends a vote “FOR” each Board nominee (Item 1), “FOR” the ratification of the Board of Directors’ appointment of KPMG LLP as the independent registered public accountants of the Company for the upcoming year (Item 2), and “FOR” the ratification of an amendment to the Intersil Corporation Employee Stock Purchase Plan (Item 3).

What shares are included in the proxy card? The proxy card represents all the shares of Class A Common Stock registered to your account. Each share is entitled to one vote on each matter presented at the Annual Meeting other than in the election of Directors. The Company’s Amended and Restated Certificate of Incorporation provides for cumulative voting for Directors. With cumulative voting, at each election of Directors, each holder of Class A Common Stock is entitled to as many votes as would equal the number of shares he or she holds, multiplied by the number of Directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners, the nominees may vote those shares only on routine matters such as the election of Directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called “broker non-vote” on that matter. Abstentions are counted in tabulations of the votes cast by shareholders on the proposals and will have the effect of a negative vote. Directors are elected by a plurality of the votes cast, and thus, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

Who will count the vote? Broadridge Financial Solutions, Inc. will tally the vote, which will be certified by an Inspector of Elections.

Is my vote confidential? Proxies, ballots and voting tabulations are available for examination only by the Inspector of Elections and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Inspector of Elections and except as may be required by law.

Why am I being asked to review materials on-line? Under rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), the Company is now furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. Because you received a Notice of Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Availability of

Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. We anticipate that the Notice of Availability of Proxy Materials will be mailed to shareholders on or about March 27, 2009.

CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although our Directors who are not officers of the Company (“Outside Directors”) are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chief Executive Officer and other officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

The Board of Directors believes that good corporate governance practices are essential to fostering good shareholder relations and creating shareholder value. During 2008, Intersil maintained a Corporate Governance Quotient (“CGQ”) ranking in the top five percent of semiconductor and semiconductor equipment companies and companies in the S&P 400. The CGQ is a score assigned by Institutional Shareholder Services based on best practices in corporate governance compared to other companies in the S&P 400 as well as within the Semiconductor industry.

Meetings of the Board and its Committees. The Board of Directors met twelve (12) times and acted by unanimous written consent six (6) times in fiscal year 2008. Each of the incumbent Directors attended at least 89% of the total number of meetings of the Board of Directors and of the committees of the Board on which he or she served.

Attendance at the Annual Meeting. The Company strongly encourages each of its Directors to attend its Annual Meeting of Shareholders. Last year, each of the incumbent Directors attended the Annual Meeting of Shareholders.

Director Independence. The Board of Directors has determined that the following Directors are independent under the listing standards of the NASD: Ms. Johnson, Dr. Conn, and Messrs. Diller, Gist, Lang, Peeters, Pokelwaldt and Urry.

Committees of the Board. The Board of Directors has established three standing committees.

Audit Committee—maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of the Company’s independent accountants and has the authority to engage counsel and other advisors to assist in such responsibility. In addition, the Audit Committee monitors the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. The Board of Directors has adopted a written charter for the Audit Committee, which is publicly available on the Company’s website at http://www.intersil.com/Corporate_ Governance/Intersil_Audit_Committee.pdf. The Audit Committee held fourteen (14) meetings and acted by unanimous written consent one (1) time in fiscal year 2008. The members of the Audit Committee during this period were Robert W. Conn, Mercedes Johnson, Jan Peeters and Robert N. Pokelwaldt. The Board of Directors has determined that each of the members of the Audit Committee is independent under the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The Board of Directors has determined that Messrs. Peeters and Pokelwaldt, and Ms. Johnson qualify as Audit Committee “financial experts” as that term is defined by applicable securities laws and SEC regulations, and has designated both Messrs. Peeters and Pokelwaldt as the Audit Committee’s financial experts.

Compensation Committee—reviews and approves salary and other compensation of executive officers and administers certain benefit plans and makes recommendations to the Board of Directors regarding compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. The Committee may delegate this authority to a special subcommittee as it deems necessary. A copy of the Compensation Committee’s written charter is publicly available on the Company’s website at

http://www.intersil.com/Corporate_Governance/Intersil_Compensation_Committee.pdf. The Compensation Committee held ten (10) meetings and acted by unanimous written consent five (5) times in fiscal year 2008. The members of the Compensation Committee during this period were Gary E. Gist, Gregory Lang, James V. Diller, and James A. Urry. The Board of Directors has determined that each of the members of the Compensation Committee is independent under the listing standards of the NASD, and each member, other than Mr. Diller is an “outside director” within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”.)

Nominating and Governance Committee—identifies, reviews, evaluates and recommends potential candidates to serve as Chairman of the Board and Directors of the Company and members of Board committees and monitors, evaluates and recommends guidelines for the Company’s corporate governance practices. In addition, the Nominating and Governance Committee serves as a focal point for communication between such candidates, our Directors who are not members of the Nominating and Governance Committee, and our management. A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at http://www.intersil.com/Corporate_Governance/Intersil_N&G_Committee.pdf. The Nominating and Governance Committee held five (5) meetings and took no action by unanimous written consent in fiscal year 2008. The current members of the Nominating and Governance Committee are James V. Diller, Jan Peeters, Robert N. Pokelwaldt and James A. Urry. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent under the listing standards of the NASD.

Shareholder Communications. Shareholders and other parties interested in communicating directly with any of the individuals who are Directors of the Company or the Board of Directors as a group may do so by writing to Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035. The Company’s policy is to deliver such communications directly to the Board of Directors.

Director Compensation and Related Party Transactions. Directors who are also officers of the Company do not receive compensation for their services as Directors. Outside Directors are compensated as follows: the Chairman of the Board receives cash compensation in the amount of $75,000 per year paid in quarterly installments of $18,750. Other members of the Board receive cash compensation in the amount of $45,000 per year paid in quarterly installments of $11,250. The Audit Committee Chairman receives an additional cash retainer of $20,000 per year and other members of the Audit Committee receive an additional cash retainer of $10,000 per year; the Compensation Committee Chairman receives an additional cash retainer of $12,000 per year and other members of the Compensation Committee receive an additional cash retainer of $6,000 per year; and the Nominating and Governance Committee Chairman receives an additional cash retainer of $10,000 per year and other members of the Nominating and Governance Committee receive an additional cash retainer of $5,000 per year. The compensation for services as directors is reviewed on an annual basis. Directors are required to own a certain minimum dollar value of Intersil common stock to enhance the alignment of interests between shareholders and Directors. In fiscal year 2008, the common stock ownership requirement was twice the value of the annual retainer, which must be attained by the later of the fifth anniversary of the date of the Director’s initial election to the Board of Directors and the fifth anniversary of the date on which the ownership requirements became effective. Outside Directors also receive equity compensation consisting of a one-time appointment grant of stock options to purchase 25,000 shares of Intersil common stock and 4,000 deferred stock units (“DSUs”). Thereafter, Outside Directors receive an annual grant of stock options to purchase 5,000 shares of our common stock and 4,000 DSUs. Additionally, all Directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or its committees. Related party transactions, if any, are reviewed by the Audit Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, no member of the Compensation Committee was an officer or employee of the Company, or any of its subsidiaries,

or was formerly an officer of the Company or any of its subsidiaries other than Mr. Diller, who was formerly the CEO of Elantec Semiconductor, Inc., a subsidiary of the Company. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, no member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

Submission of Director Nominations. The Nominating and Governance Committee will consider director nominees submitted by shareholders to the Board of Directors in accordance with the procedures set forth in the Company’s Restated Bylaws. Those procedures require a shareholder to deliver notice to the Company’s Secretary or Assistant Secretary at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders, except that in the case where the size of the Board of Directors is increased without public notice, such notice shall be considered timely if made no later than the close of business on the tenth day following the public announcement of such by the Company. Such notice must be in writing and must include (i) the name and address of the nominating shareholder, as they appear on the Company’s books, (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by the nominating shareholder, (iii) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iv) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”) to be included in a proxy statement relating to the election of Directors. Candidates recommended by the shareholders of the Company are evaluated on the same basis as other candidates (other than Directors standing for re-election) recommended by the Company’s Directors, officers, third party search firms or other sources.

Among the minimum qualifications, skills, and attributes that the Nominating and Governance Committee looks for in nominees are the following: (a) integrity, competence, and judgment essential to effective decision-making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend, and participate in meetings of the Board of Directors and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of the Company, (d) background and experience that complements or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of the Company, and (f) a proven record of accomplishment through demonstrated leadership in business, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews with the Board of Directors and the Chairman of the Nominating and Governance Committee or designated members of the Board, and a thorough review by the Committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. If the Committee determines that a candidate should be nominated for election to the Board of Directors, it will present its findings and recommendation to the full Board of Directors for approval.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY BALLOT

The Company’s Directors are elected at each Annual Meeting and hold office until the election of Directors held at the following Annual Meeting. A plurality of the votes of eligible shares present in person or represented by proxy at the Annual Meeting is required for the election of directors. The Company’s Amended and Restated Certificate of Incorporation, and the Restated Bylaws of the Company, provide for a Board of Directors of not fewer than five and not more than eleven members. The Board of Directors currently consists of nine Directors.

Director candidates are nominated by the Board of Directors upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee has recommended the nine nominees below, each of whom is currently a director of the Company. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth under the heading “Corporate Governance—Submission of Director Nominations.”

The person named on the accompanying form of proxy will vote the shares “FOR” the nominees, unless you instruct otherwise. Each nominee has consented to stand for election and the Board of Directors does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. Shareholders may cumulate their votes for Directors, and the Director elections are then determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee’s principal occupation and business experience, age (as of March 12, 2009) and Directorships held in other corporations.

Nominees	Positions and Offices held with the Company
David B. Bell	Chief Executive Officer, President, and Director
Robert W. Conn	Director
James V. Diller	Director
Gary E. Gist	Chairman of the Board
Mercedes Johnson	Director
Gregory Lang	Director
Jan Peeters	Director
Robert N. Pokelwaldt	Director
James A. Urry	Director

BUSINESS EXPERIENCE OF DIRECTORS

David B. Bell, Chief Executive Officer, President, and Director. Prior to his appointment as Chief Executive Officer on February 13, 2008, Mr. Bell served as President, Chief Operating Officer, and Director of the Company from April 2, 2007 to February 12, 2008. Prior to joining the Company, Mr. Bell was employed for 12 years with Linear Technology Corporation (“LTC”), most recently, from June 2003 to January 2007, as its President. Prior to becoming President of LTC, from January 2002 to June 2003, Mr. Bell served as LTC’s Vice President and General Manager of Power Products and, from February 1999 to January 2002, as LTC’s General Manager of Power Products. From June 1994 to January 1999, he held the position of LTC’s Manager of Strategic Product Development. Age: 52

Robert W. Conn, Director. Dr. Conn has been one of the Company’s Directors since April 2000. Dr. Conn has been President of Conn Engineering & Consulting, Inc. since 2002. In addition, he has been a Professor, Emeritus, at the University of California, San Diego since 2004. From 2002 to 2008, Dr. Conn was Managing Director of Enterprise Partners Venture Capital. From 1994 to July 2002, Dr. Conn was the Dean of the Jacobs School of Engineering, University of California, San Diego, and the Walter J. Zable Endowed Chair in

Engineering. Dr. Conn served on the Board of Directors of ChipPAC, Inc. from 2002 through 2004, and on the Board of Directors of STATS ChipPAC, Inc. from 2004 through 2007. Presently, he is a member of the National Academy of Engineering and also serves on the Board of Directors of several privately-held companies. Age: 66

James V. Diller, Director. Mr. Diller has been one of the Company’s Directors since May 2002. Mr. Diller is a retired Chairman of the Board of Elantec Semiconductor, Inc., a post he held from 1997 to May 2002. Mr. Diller served as a director of Elantec Semiconductor, Inc. beginning in 1986. From November 1998 to July 2000, he served as Elantec’s President and Chief Executive Officer. Mr. Diller is a founder of PMC-Sierra, Inc. and was its President and Chief Executive Officer from 1983 to 1997; he is currently Vice Chairman of the Board of Directors. Mr. Diller was a director of Sierra Wireless, Inc., a provider of wireless data communications hardware and software products from 1993 through 2003. In addition, Mr. Diller also serves on the Board of Directors of several privately-held companies. Age: 73

Gary E. Gist, Director. Mr. Gist has been the Company’s Chairman of the Board since May 2005. Prior to this Mr. Gist served as a Director since the Company’s inception in August 1999. From 1995 to 2008, Mr. Gist served as the President and Chief Executive Officer of a privately-held company which focused on the design and manufacture of electronic products. Mr. Gist now serves on the Board of Directors of a privately-held company and also holds an advisory position with the company. Age: 62

Mercedes Johnson, Director. Ms. Johnson has been one of the Company’s Directors since August 2005. Ms. Johnson was the Senior Vice President of Finance and Chief Financial Officer at Avago Technologies from November 2005 to August 2008. Prior to Avago, Ms. Johnson worked for Lam Research Corporation, serving as its Senior Vice President of Finance from June 2004 to January 2005, and as its Chief Financial Officer from April 1997 to May 2004. Ms. Johnson has served on Micron Technology, Inc.’s Board of Directors since June 2005. She also served on the Board of Directors for Storage Technology Corporation from January 2004 to August 2005. Age: 55

Gregory Lang, Director. Mr. Lang has been one of the Company’s Directors since February 2006. Mr. Lang serves as President, Chief Executive Officer and Director of PMC-Sierra, Inc., a company that engages in the design, development, marketing, and support of communications semiconductors, storage semiconductors, and microprocessors. In March 2008, Mr. Lang resigned his position as President, Chief Executive Officer and Director of Integrated Device Technology Inc. (“IDT”). Mr. Lang joined IDT as President in October 2001, was appointed Chief Executive Officer in January 2003 and elected to the IDT Board of Directors in September 2003. Prior to joining IDT, Mr. Lang held the position of Vice President and General Manager of Intel’s platform networking group. Previously he managed Intel’s industry leading Ethernet, storage I/O processing, home networking and broadband businesses. Age: 45

Jan Peeters, Director. Mr. Peeters has been one of the Company’s Directors since April 2000. Mr. Peeters is Chairman and Chief Executive Officer of Olameter Inc., a meter asset and data management company, which he formed in 1998. Mr. Peeters served on the Board of Directors of Call-Net, a publicly-traded Canadian telecommunications company, from 1999 to 2002. He presently serves as Chairman of Cogeco Inc. and Cogeco Cable Inc., publicly-traded Canadian companies in the areas of broadcasting and cable. He has been a Governor of McGill University since 1999. Age: 57

Robert N. Pokelwaldt, Director. Mr. Pokelwaldt has been one of the Company’s Directors since April 2000. Mr. Pokelwaldt was previously Chairman and Chief Executive Officer of YORK International Corporation. He retired from the Board of Directors of Carpenter Tech in May 2004 and presently serves on the Board of Directors of Mohawk Industries, Inc. Age: 72

James A. Urry, Director. Mr. Urry has been one of the Company’s Directors since the Company’s inception in August 1999. Mr. Urry is a Partner at Court Square Capital. Mr. Urry is also director of Lyris, Inc. and served as a director of AMI Semiconductor prior to the merger of AMI and ON Semiconductor on March 12, 2008. Previously, Mr. Urry was a Partner at Citigroup Venture Capital Ltd. from 1989 to 2006. Age: 55

The Board of Directors recommends a vote “FOR” each of the nominees listed.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 2 ON PROXY BALLOT

The Board of Directors, acting upon the recommendation of the Audit Committee, asks that the shareholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm to audit and report upon the financial statements of the Company for the 2009 fiscal year. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted FOR ratification of the appointment of KPMG LLP as the Company’s independent accountants.

In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2009 fiscal year.

RATIFICATION OF AN AMENDMENT TO

THE INTERSIL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

ITEM 3 ON PROXY BALLOT

At the Annual Meeting, shareholders will be asked to approve an amendment to the Intersil Corporation Employee Stock Purchase Plan (the “ESPP”) to extend the term of the ESPP for an additional nine (9) years, such that the ESPP would now terminate on February 28, 2019, and to increase the maximum number of shares of Common Stock that may be purchased under the ESPP by an additional 2,000,000 shares. The ESPP was approved by the Board of Directors in November of 1999 and then by shareholders in February of 2000. Absent the amendment described above, the ESPP would expire on February 28, 2010. Approval of the proposed amendment requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon.

Prior to the effectiveness of the proposed amendment, a total of 2,533,334 shares of Common Stock had been reserved for issuance under the ESPP. As of March 12, 2009, approximately 296,975 shares were available for purchase under the ESPP.

The Board of Directors has approved, subject to shareholder approval, an amendment to extend the term of the ESPP to February 28, 2019, and an amendment to increase the maximum number of shares of Common Stock reserved under the ESPP by 2,000,000 shares to a total of 4,533,334 shares.

A summary description of the ESPP is attached to this Proxy Statement as Exhibit A. This summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached to this Proxy Statement as Exhibit B. The closing price of the Common Stock on March 12, 2009 was $12.05.

The Board of Directors believes that the proposed amendment to the ESPP will permit the Company to continue to offer a competitive compensation package.

The Board of Directors recommends that the shareholders vote “FOR” the amendment to the Intersil Corporation Employee Stock Purchase Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The shareholder meeting for the next fiscal year will be held on or about May 5, 2010. Shareholders wishing to have a proposal included in the Company’s 2010 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than November 30, 2009, 120 days prior to the first anniversary of the date this Proxy Statement was released to shareholders. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described above) but is instead sought to be presented directly at next year’s Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 8, 2010 and advises shareholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 8, 2010. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the Senior Vice President, Secretary and General Counsel of Intersil Corporation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ON THE FINANCIAL STATEMENTS OF THE COMPANY AND THE INDEPENDENCE OF THE COMPANY’S AUDITORS

Report of the Audit Committee to the Full Board of Directors of Intersil Corporation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee appoints the independent accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records and financial controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for pre-approving both audit and non-audit engagements with the independent accountants. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal year 2008 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent accountants during that time period, KPMG LLP. The Audit Committee also discussed with senior management and KPMG LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2008 Annual Report on Form 10-K with management, including a review of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the firm responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence. In addition, the Audit Committee reviewed with the independent accountants their independence, including the compatibility of non-audit services performed with the accountants’ independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee met with KPMG LLP with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held fourteen (14) meetings and acted by unanimous written consent one (1) time in fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants to audit and report upon the Company’s financial statements for the fiscal year ending January 1, 2010. The Company is requesting shareholder ratification of the appointment of KPMG LLP. In appointing KPMG LLP as the Company’s auditors for fiscal year 2009, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services are compatible with maintaining their independence.

AUDIT COMMITTEE

Jan Peeters, Committee Chairman
Robert W. Conn
Mercedes Johnson
Robert N. Pokelwaldt

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis—This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation programs together with a description of the material factors underlying the decisions which resulted in the 2008 compensation provided to the Company’s Named Executive Officers as presented in the tables which follow this CD&A.

Role of Committee. The Compensation Committee of the Board of Directors is responsible for developing the Company’s executive compensation philosophy. In addition, the Compensation Committee establishes, oversees and directs the Company’s executive compensation programs and policies and administers the 2008 Equity Compensation Plan (“2008 Equity Plan”). The Compensation Committee seeks to align executive compensation with competitive survey data and the Company’s financial performance in order to enhance shareholder value. The Compensation Committee consists of four Outside Directors. The Compensation Committee consists of James A. Urry, Gary Gist, Gregory Lang and James V. Diller. Their full background can be found under the Business Experience of Directors section.

The Compensation Committee reviews and approves salary and other compensation, which includes base salary and incentive pay of officers and other key executives and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. Annually and again at mid-year, the overall business plan for the Company is approved by the Board of Directors. The Compensation Committee considers our business plan information when approving compensation and equity plans. The performance goals that are approved by a special sub-committee of the Compensation Committee and ratified by the Board of Directors each year reflect corporate market focus, strategic initiatives, financial targets and other Key Results Expected (KREs). The Compensation Committee receives advice from an outside advisor, Radford Surveys and Consulting (“Radford”), which reports directly to the Compensation Committee. The Compensation Committee considers Radford information and recommendations when making compensation decisions. Radford is a recognized leader in compensation market intelligence. Radford provides strategic guidance and acts as an outside advisor to the Compensation Committee by leveraging its extensive database and significant industry expertise. Through Radford’s services, the Compensation Committee is able to not only compare the Company’s practices with the high-tech industry but can specifically use their data and expertise to compare Intersil’s compensation practices with an identified list of peer semiconductor industry companies. In 2007, the Compensation Committee engaged an independent consultant, Compensia, which acts as an independent advisor and only performs duties at the direction of the Committee and does not perform any duties for Company management.

In 2008, the Compensation Committee met ten (10) times with management. Generally, management, consisting of the Senior Vice President of Human Resources, the Corporate Compensation Director and the Chief Executive Officer reviews data from Radford and prepares recommendations for the Compensation Committee related to cash and equity compensation for executives as well as for the overall employee population. The Compensation Committee, management and Radford then meet together to discuss these recommendations or specific compensation issues. Final decisions on compensation matters are made by the Compensation Committee. In addition to the ten meetings mentioned above, the Compensation Committee held some “pre-meetings” in advance of regularly scheduled meetings to review compensation information and discuss topics that would be covered at the next regularly scheduled Compensation Committee meeting at which approval of various recommendations were required. The Compensation Committee, at times, met in executive sessions without management. At some of these executive sessions, Compensia, the independent advisor, was present. The Committee also met regularly with Radford and key executives from the Company, such as the Senior Vice President, Human Resources and the Corporate Compensation Director, to review best practices and marketplace trends in order to remain educated on compensation issues. Each year, management works with the Chairman of the Compensation Committee to establish a full annual calendar for the following year which is approved by the Compensation Committee.

Compensation Philosophy and Objectives—The Compensation Committee believes it is important to place a greater percentage of senior executives’ compensation at risk than that of non-executives. Thus, a significant portion of senior executives’ compensation is tied directly to the performance of the business and value of the Company’s common stock. To achieve these objectives, the Compensation Committee considers the business performance of the Company, including the impact on growth, profitability and market position. Accordingly, executive compensation consists primarily of annual base salary, incentives linked to the performance of the Company and long-term, equity-based compensation. The Compensation Committee’s compensation philosophy consists of developing programs and practices that:

(i)	attract and retain exceptional executives;

(ii)	motivate and reward behavior consistent with our values that will yield desired financial results;

(iii)	maximize shareholder value by emphasizing both the short-term and strategic focus of the business;

(iv)	are highly responsive to Company performance; and

(v)	facilitate congruence between shareholder interests and employee interests through ownership of Intersil stock.

The Company engages in significant market analysis to determine what the appropriate market compensation is in the semiconductor and high technology industries. Radford and the Company use a comparative framework to define specific peer companies and utilize data sources to be used to assist in the assessment of job levels and compensation programs and practices. This framework includes considering information primarily from the semiconductor industry but also considering a broader base from the overall high technology industries when appropriate. Additionally, the Company reviews information from Radford which Radford obtains from their extensive survey network as well as public filings for peer companies regarding executive pay. This information is then presented to the Compensation Committee as well as the list of peer companies which is then reviewed and approved by the Compensation Committee. Consideration is given to company revenue, typically considering companies in the $500M – $2.5B range, company size, typically 500 – 4,000 employees, company products, specifically if there is a significant analog chip component to their business, and if Intersil, at times, competes with the company for labor, when establishing a group of peer companies within the semiconductor industry to compare compensation, benefits and equity information. These companies have revenue and employee populations smaller and larger than the Company and are companies Intersil would typically compete with for talent, making them appropriate for measuring compensation practices. In 2008, our peer group included the following companies:

Altera	Marvell Technology	ON Semiconductor
Analog Devices	Maxim Integrated Products	Power Integrations
Fairchild Semiconductor	Micrel	Semtech
Integrated Device Technology	Microchip Technology	Silicon Laboratories
International Rectifier	Microsemi	Xilinx
Linear Technology	National Semiconductor

Compensation Components

The Company believes that there should be three main components to compensation: base pay, incentive pay and equity compensation. A component of the overall Company compensation philosophy is to pay base salary at market and provide above market total cash earning opportunities for executives and employees when individual and Company performance meets or exceeds targets. This philosophy is applied consistently across the Company to executives and non-executives alike. In addition to comparing to our peer group, an individual’s cash and equity compensation is based upon individual and Company performance for a defined performance period.

The Company equity compensation philosophy also takes into account factors such as employee participation rate, performance and retention. Equity compensation is distributed to a majority of the Company’s exempt employees and to a limited number of non-exempt employees. Grants are intended to reward performance, and as a result, emphasis is placed on distributing the appropriate amount of grants to high performers in the organization. The Company believes this approach to equity reflects our commitment to rewarding a combination of short and long term individual and Company performance. Particular attention is given to the number of grants required to attract and/or retain talent necessary to execute our business plans. Generally, the Company aims to deliver equity compensation at the 60th to 65th percentile of market to executives. Market position of executive compensation may fluctuate based on individual and Company performance while still taking into consideration competitive market data. Below is a further explanation of the components of compensation for Named Executive Officers.

Total compensation for senior executives is structured to deliver competitive pay, balanced between three primary components: annual base salary, annual incentive compensation and equity compensation.

Base Salary. The annual base salaries of the Company’s senior executives, like other key employees in the Company, are set at levels designed to attract and/or retain exceptional individuals by rewarding them for individual and Company achievements. Senior executives’ base salaries are reviewed annually and may be adjusted in accordance with the following;

•	Base salary data provided by Radford regarding our defined peer group and larger industry market.

•

Internal review performed by the Senior Vice President of Human Resources and Chief Executive Officer and presented to the Compensation Committee both individually and relative to other Company executives.

•	Individual performance of the executive and expected future contributions and the scope and nature of responsibilities.

Annual Cash Incentive. The Company compensation philosophy supports that a portion of the executives’ annual compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Annual incentive compensation for Named Executive Officers is delivered through the Company’s shareholder-approved Executive Incentive Plan (“EIP”). Cash incentive payout targets are established for six-month performance periods during each calendar year based upon financial targets, such as revenue, operating income, return on capital or other financial metrics and, at times, possibly strategic and organizational objectives. The performance objectives and targets are approved by a Sub-Committee of the Compensation Committee (the “Sub-Committee”) near the beginning of each performance period and performance against the objectives is measured at the end of each performance period. Incentive payouts are approved in accordance with the terms of the EIP. Based upon the Company’s financial performance, the actual payouts can range from 0% – 200% of target. In 2008, the EIP targets were based 60% on revenue targets and 40% on operating income targets. Specifically, for the year, executives earned a blended payout equal to 55.507% of their target cash incentive. The revenue and operating income targets are based not only on the absolute growth of the Company but also financial performance relative to our peers in the semiconductor industry. The 2008 payout of 55.507% represented revenue of $769.1M which represented 2% growth over 2007 and lower operating margins year over year. Rewarding executives based upon these metrics ensures that executive incentive pay is in line with overall Company financial performance and achievement of the Company’s overall business plan.

Total Cash Compensation. The Company philosophy is to pay executive cash compensation at the 50th percentile for base salary and at the 60th percentile for total cash compensation. In 2008, our Named Executive Officers were all paid at or very close to the 50th percentile for base pay and at or slightly under the 60th percentile for total cash. We expect to continue with this general philosophy for base salary and total compensation in 2009.

Discretionary Bonus. Discretionary bonuses are intended to reward certain senior executives, for achieving individual performance objectives or recognizing an increase in scope of responsibilities. In 2008, three Named Executive Officers received discretionary bonuses in recognition of excellent Company performance and individual contributions. Management and the Compensation Committee felt that the cash compensation of these individuals did not fully reflect the contributions they made in a very successful year. Hence, Mr. Tokos received a discretionary bonus in the amount of $7,500 and Mr. Oaklander and Mr. Zinsner each received discretionary bonuses in the amount of $15,000. Discretionary bonuses are generally paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily are paid in a single installment.

Long Term Incentive Program. The Compensation Committee believes that long-term performance is supported through an equity ownership culture which utilizes the use of stock option grants, and performance-based and time-based equity awards to encourage sustained performance by the Company’s executive officers. Our equity program for executives is a combination of Deferred Stock Units (“DSUs”), Performance-Based Deferred Stock Units (“PDSUs”) and Restricted Stock Units (“RSUs”) and employee stock options under the shareholder approved 2008 Equity Plan. In 2008, shares were granted under both the 2008 and 1999 Equity Plans.

Equity. The Sub-Committee authorizes the issuance of equity grants and awards under the 2008 Equity Plan. Awards under the 2008 Equity Plan may be in the form of, but not limited to, stock options, DSUs, PDSUs, RSUs or stock appreciation rights. Stock options, which have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and typically vest over a four-year period, were granted to senior executives and other key employees. Similar to base salary considerations, the Company considers market data, an internal review of the executive’s overall equity compensation, and the performance of the executive and Company when determining the number of equity awards granted each year. Generally, the Company aims to deliver equity compensation to executives at the 60th to 65th percentile versus the peer group and overall industry market described above. An executive’s equity compensation may fluctuate based on individual and Company performance while still taking into consideration competitive market data.

The 2008 Equity Plan authorizes the Company to grant stock options to purchase shares of common stock to our employees, directors and consultants. The Compensation Committee is the administrator of the 2008 Equity Plan. Stock option grants are made at the commencement of employment, during the annual performance review cycle and, occasionally, following a significant change in job responsibilities or to address employee retention or excellent job performance. The Sub-Committee reviews and approves stock option grants to executive officers based upon a review of competitive compensation data, its assessment of individual performance and Company performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Sub-Committee have an exercise price equal to the fair market value of our common stock on the date of grant, typically cliff vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter based upon continued employment over a four year period, and generally expire seven years after the date of grant. In 2006, the Company changed its practice with regard to the annual grant cycle. Prior to 2006, annual grants were granted in four installments on the first trading day of each quarter beginning with the second quarter of the year. Beginning in 2006, the Company decided to issue annual grants in one grant on the first trading day of the second quarter of the year. The new practice is more consistent with our peer analog semiconductor companies and helps ensure our competitiveness. The Compensation Committee approves the pool of stock options to be distributed to all employees, including executives during the course of the fiscal year in the form of annual, recognition, promotion, and new hire grants. Annually, the Compensation Committee reviews and approves specific guidelines under which grants can be made. The Committee also receives a quarterly summary of stock options or awards granted during the quarter. The Compensation Committee delegates some responsibility to a secondary committee which is made up of the CEO and Senior Vice President of Human Resources to approve stock option grants to employees below the CEO and executive staff level as long as approval is within the aforementioned guidelines. The Compensation Committee retains authority for all grants made to Named Executive Officers, other executives reporting to the CEO and grants to newly appointed vice presidents. The Sub-Committee approves equity grants and performance standards for performance based compensation given to the executive staff and CEO. The Sub-Committee currently consists of Messrs. Urry, Gist, and Lang. Mr. Diller is a member of the Compensation Committee, but not of the Sub-Committee because he does not qualify as an “outside director” under certain Treasury regulations issued under Section 162(m) of the Internal Revenue Code due to his previous service as an officer of Elantec Semiconductor, Inc., an affiliate of the Company.

Timing of awards—Senior executives’ annual grants, whether stock options or stock awards are typically awarded at the same time that annual grants are distributed to non-executive employees unless the award is connected to another significant event such as new hire, recognition, promotion or contractual agreement. Annual grants for all employees are awarded during our annual performance management and salary review cycle which typically occurs in the March/April timeframe.

Executive Ownership Requirements—In 2003, consistent with the Compensation Committee’s philosophy to enhance the alignment of interests between shareholders and the Named Executive Officers, the Compensation Committee established minimum ownership requirements for certain senior executives. In the table below are the ownership requirements, expressed as a multiple of base salary that must be attained by the senior executive within a 5-year period. Executive ownership is calculated using the fair value of DSUs granted (vested and unvested), the cost basis of shares purchased through option exercise or shares purchased through the ESSP or in the open market. Consideration is given to the current value (number of shares owned multiplied by the current price at ownership implementation) for shares owned. In 2007, ownership requirements were reviewed and revised as shown below:

Position	Multiple of Base Salary	Time to Attain
Chief Executive Officer	4X	5 years
Chief Financial Officer	2X	5 years

A recent review of the executives named above and their ownership attainment revealed that each is on track to meeting the goal within the timeframe indicated. In order to further ensure that the financial interests of the Named Executive Officers are aligned with the interests of the Company’s shareholders, the Company has a policy that prohibits Named Executive Officer and other employees from taking a short position in the Company’s stock, and which also prohibits them from trading the Company’s stock during certain periods of time associated with earnings or other significant announcements.

Performance-Based Deferred Stock Units. To reinforce our high-performance, results-oriented culture, in 2006, the Company started issuing PDSUs. These PDSUs are subject to performance targets based upon the Company’s performance in revenue growth and operating profit growth compared to a peer group of companies. The PDSUs issued in 2006 cliff vest after three years and the actual number of PDSUs distributed is based on the Company’s financial performance (operating profit growth and revenue growth) compared to the peer group of companies. The measurement of the growth in operating profit is inclusive of the impact of equity compensation. In selecting the peer group of companies, consideration is given to company revenue, typically considering companies in the $500M – $2.5B range, company size, typically 500 – 4,000 employees, company products, specifically if there is a significant analog chip component to their business, and if Intersil, at times, competes with the company for labor. Additionally, for PDSUs, the Company considers companies that represent significant competition for market share. In 2008, the peer group of companies was:

Altera	Marvell Technology	ON Semiconductor
Analog Devices	Maxim Integrated Products	Power Integrations
Fairchild Semiconductor	Micrel	Semtech
Integrated Device Technology	Microchip Technology	Silicon Laboratories
International Rectifier	Microsemi	Xilinx
Linear Technology	National Semiconductor

The actual number of shares ultimately issued as PDSUs may range from 0 – 150% of the original grant based upon the Company’s performance. Recipients may elect to defer receipt of the common stock represented by the PDSU award for five-year deferral periods, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting and/or deferral period and be paid out following the vesting date or the expiration of the deferral period. Since these are PDSUs, the plan has been designed to be in compliance with the provisions of Section 409A of the Code.

Restricted Stock Units. The Company has and may in the future elect to issue RSU awards to our senior executives or specific key employees. In 2008, four Named Executive Officers received time-based restricted stock awards. Mr. Zinsner received 7,000 RSUs, and Mr. Tokos received 4,000 RSUs. Ms. Hardman received 4,200 RSUs as part of her promotion to Senior Vice President, Analog and Mixed Signal Product Group and Mr. Oaklander received 8,000 as part of his promotion to Senior Vice President, Power Management Product Group. Mr. Zinsner also received 10,000 RSUs as part of a retention package. These RSUs vest annually at 25% per year beginning on the first anniversary of the date of grant and become fully vested in 4 years. In 2008, we used a mix of equity instruments for both executives and non-executives. The use of RSUs was incorporated into our overall equity compensation philosophy and practices for stock eligible employees across the Company. During the annual review of executive compensation, the Compensation Committee reviews the mix of time-based and performance-based equity as a part of the normal course of evaluating the Company’s equity program. The Company’s overall approach to equity compensation for executives still relies on performance-based vehicles, but time-based awards will be issued on a selected basis to executives. Awards of DSUs, PDSUs or RSUs to executive officers must be approved by the Sub-Committee.

Equity Run Rate. The Compensation Committee periodically reviews both the gross and the net run rate for equity, compared to both our peer group and the broader industry practices as summarized by Radford. The Company understands that certain shareholder advisory organizations consider equity run rate when advising their clients on whether to support Company proposals in the proxy statement. The Committee monitors the Company’s equity run rate and takes into consideration the Company’s equity run rate compared to peer companies and the broader industry averages when reviewing recommendations for the annual stock pool to be distributed to employees.

The gross run rate is determined taking the full value shares granted multiplied by 2.5 – a multiple determined by our stock volatility and the total options granted divided by the total number of shares of common stock issued and outstanding. During 2008, options issued totaled 2,311,560. In addition, 1,027,960 deferred stock/restricted stock units were issued. Of the 3,339,520 total options/units issued, 214,500 were performance-based DSUs which have not yet vested or been earned. The Company had basic weighted average shares outstanding for 2008 of 124,572,203. The Company understands that some shareholder advisory organizations do not count unvested or unearned performance-based restricted stock units in their run rate calculations until the awards are vested or earned, thus, the issuance of performance-based restricted stock units initially has a positive impact on the Company’s run rate in certain years as viewed by certain shareholder advisory organizations and shareholders.

Other Compensation—The Company’s executive officers who were parties to employment agreements will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable.

401(k)—In 2008, executives were able to participate in the Intersil Corporation Retirement Plan (the “401(k) Plan”). All participants in the 401(k) Plan may begin participation on their first day of employment with the Company; however, Company matching contributions do not begin until an individual has reached his or her one-year anniversary with the Company. For those that reach their one-year anniversary, the Company begins to match 100% of contributions on the first 6% of compensation deferred under the 401(k) Plan. Company matching contributions are subject to a five-year vesting schedule based upon an individual’s tenure with the Company. The 401(k) Plan also has an after-tax provision for all employees that allows additional after-tax dollars to be contributed to the 401(k) Plan.

Non-Qualified Deferred Compensation Plan—The Company has made available a Non-Qualified Deferred Compensation Plan (“DCP”) which allows executives and directors in the Company who earn compensation greater than $150,000 per year to defer up to 100% of their base salary and up to 100% of their cash incentive bonus on a pre-tax basis. The Company adopted a new non-qualified deferred compensation plan effective January 1, 2008, the Intersil Corporation Deferred Compensation Plan (the “New Deferral Plan”), which provides benefits that are substantially similar to the plans previously in force. Upon enrollment, participants select from a number of publicly available investment choices chosen by the Company’s Retirement Committee, and the investment performance of the selected funds, net of fees, is thereafter credited to the participant’s account. Under the New Deferral Plan, the Company has the option to make discretionary contributions to the accounts of the participants which shall vest on such schedule as the Compensation Committee may determine at the time such contributions are made. In 2008, the Company made no discretionary contributions to the plan.

Benefits under the DCP will be paid no earlier than the month following the participant’s termination or retirement from the Company subject to any requirement of Section 409A of the Internal Revenue Code. However, the Retirement Committee of the Company can, in its sole discretion, pay the benefit in cash in the event of an unforeseen financial hardship. Benefits can be received in a lump sum or annual installments as elected by the participant. In the event of death, the benefits will be paid as soon as practical to the participant’s beneficiary. In 2008, there were 34 participants in this plan. The New Deferral Plan is funded by the company through the use of mutual funds and corporate owned life insurance (COLI).

Under the New Deferral Plan, participants can elect to receive in-service distributions no earlier than two years from the beginning of the plan year in which deferrals are made. Subject to Section 409A, participants can also elect to receive lump sum or annual installments in the event of termination, death, or change in control.

Perquisites—The Company wants to ensure that its executives have the best information available to them to maintain their health. To that end, the Named Executive Officers are also eligible to receive an annual executive physical. The Named Executive Officers were eligible for reimbursement up to a maximum of $2,500 for executive physical examinations. The Named Executive Officers were also eligible for reimbursement for personal tax preparation up to a maximum reimbursement of $3,000. Consistent with the Company’s compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Company believes these benefits and perquisites are competitive with peer companies. The Company currently has no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided hereunder.

Accounting and Tax Treatment.

Deductibility of Executive Compensation—As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation is performance-based. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A of the Code which changed the tax rules applicable to non-qualified deferred compensation arrangements. While the final Treasury regulations under Section 409A did not become effective until January 1, 2008, the Company believes it operated in good faith compliance with the provisions of Section 409A which became effective on January 1, 2005. A more detailed discussion of the Company’s non-qualified deferred compensation arrangement is provided under the “Other Compensation” section of this proxy.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, the Company began to amortize the fair value of all stock options, deferred and restricted stock units, over their vesting life in accordance with the Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), and estimates prospective forfeitures as required under that pronouncement. Generally, the Company does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF INTERSIL CORPORATION

FOR FISCAL YEAR 2008

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Company has reviewed and discussed the above Compensation Discussion and Analysis with our management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE
James A. Urry, Committee Chairman
Gregory Lang
James V. Diller
Gary E. Gist

SUMMARY COMPENSATION

The following table sets forth information regarding compensation for the 2006, 2007 and 2008 fiscal years for our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers in the Company. The differential in the compensation for stock awards in 2008 represents the value of unvested Performance Based Deferred Stock Units originally issued in 2006, adjusted for performance and as of January 2, 2009, anticipating an actual distribution at the time of vesting of 200%.

Summary Compensation Table

Name and Principal Position	Calendar Year	Salary $ [1]	Bonus $ [2]	Stock Awards $ [3]	Option Awards $ [3]	Non-Equity Incentive Plan Compensation $ [4]	Change in Non-qualified Deferred Compensation Earnings $	All Other Compensation $ [5]	Total $
David B. Bell	2008	546,154	—	475,248	899,338	319,959	—	11,841	2,252,540
President and Chief Executive Officer	2007	328,846	—	374,546	471,754	328,836	—	2,118	1,506,100

David A. Zinsner	2008	407,981	115,000	543,622	672,115	141,895	(7,398)	26,973	1,900,188
Senior Vice President and Chief Financial Officer	2007	335,000	25,000	422,676	471,754	228,164	1,413	19,504	1,503,512
	2006	269,231	25,000	156,483	372,294	222,871	2,744	16,140	1,064,763

Jonathan Kennedy	2008	176,510	33,596	28,954	88,916	25,459	(3,622)	38,819	388,632
Interim Chief Financial Officer

Susan J. Hardman	2008	297,481	—	404,248	535,632	98,492	—	17,139	1,352,992
Senior Vice President - Analog and Mixed Signal Products Group	2007	265,135	25,000	343,493	574,318	169,477	—	16,613	1,394,036
	2006	246,879	25,000	103,364	487,977	132,858	—	13,039	1,009,117

Peter Oaklander	2008	329,615	15,000	658,936	369,086	127,427	(17,737)	25,907	1,508,234
Senior Vice President - Power Management Products Group	2007	307,692	10,000	439,325	304,188	194,908	—	24,126	1,280,239
	2006	225,000	—	170,917	176,063	137,021	—	7,026	716,027

Thomas C. Tokos	2008	285,438	7,500	365,596	400,174	93,484	—	18,246	1,170,438
Senior Vice President, General Counsel and Secretary	2007	274,154	10,000	255,609	405,090	171,919	—	17,465	1,134,237
	2006	263,846	25,000	149,775	336,139	197,400	—	16,549	988,709

[1]	These amounts represent the total amount of base salary earned for the applicable year. Mr Bell’s salary represents a base salary increase effective 3/15/2008 from $450,000 to $575,000. Mr. Oaklander’s salary represents a base salary increase effective 3/15/2008 from $310,000 to $325,000 and an increase effective 9/13/2008 from $325,000 to $355,000. Mr. Tokos’ salary represents a base salary increase effective 3/15/2008 from $276,900 to $288,000. Mr. Zinsner’s salary represents a base salary increase effective 3/15/2008 from $400,000 to $412,000. Ms. Hardman’s salary represents a base salary increase effective 3/15/2008 from $285,000 to $296,500 and an increase effective 9/13/2008 from $296,500 to $310,000.

[2]	These amounts represent one time discretionary management bonuses given to Named Executive Officers. In addition, a $100,000 retention bonus was given to Mr. Zinsner in 2008. Mr. Kennedy received a $33,596 bonus in 2008 related to his relocation to the company’s headquarters in Milpitas, CA.

[3]	These amounts represent the compensation recognized by the company in accordance with FAS123R. Stock awards are valued using the fair value at the time of grant. Option awards are valued using the Black Scholes model for grants on or before October 31, 2004, and a binomial lattice model for all grants thereafter. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended January 2, 2009 filed with the SEC on March 3, 2009. Such discussion is found in said Form 10-K in Footnote 9 to the Consolidated Financial Statements.

[4]	These amounts represent the 2006, 2007 and 2008 plan year payouts as part of the Executive Incentive Plan (EIP) documented in the CD&A.

[5]

These amounts represent additional compensation related to benefits and perquisites to include 401(k) matching contributions, life insurance, executive tax preparation, executive physicals and dividends. In 2008, the Named Executive Officers received other compensation as follows: Mr. Bell received $8,952 in 401(k) match and $2,889 in company paid life insurance premiums; Mr. Zinsner received $13,800 in 401(k) match, $2,782 for company paid life insurance premiums, $2,251 for an executive physical and $8,140 for dividends paid; Mr. Kennedy received $ 10,588 in 401(k) match, $1,044 in company paid life insurance premiums, $536 for dividends paid and $26,651 for relocation; Ms. Hardman received $9,420 in 401(k) match, $2,069 in company paid life insurance premiums, $1,200 for tax preparation and $4,450 for dividends paid; Mr. Oaklander received $13,800 in 401(k) match, $2,505 for life insurance premiums, $6,435 for the sales car plan allowance, $2,327 for an executive physical and $840 in dividends paid; and Mr. Tokos received $13,800 for 401(k) match, $1,806 for life insurance premiums, $1,800 for an executive physical and $840 for dividends paid.

Grants of Plan Based Awards—The following table sets forth information regarding plan-based grants awarded to our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during 2008.

GRANTS OF PLAN BASED AWARDS

Name and Principal Position	Grant Date	Approval Date [1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards $ [2]			Estimated Future Payouts Under Equity Incentive Plan Awards # [3]			All Other Stock Awards: Number of Shares of Stock or Units [4]	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)[8]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Bell	4/1/2008	3/15/2008		575,000	1,150,000
President and Chief Executive Officer	4/1/2008	3/15/2008					40,000	60,000					1,056,800
	4/1/2008	3/15/2008								180,000	[5]	26.42	1,229,400

David A. Zinsner	1/2/2008	12/20/2007								100,000	[6]	23.60	640,000
Senior Vice President and Chief Financial Officer	1/2/2008	12/18/2007							10,000				236,000
	4/1/2008	3/15/2008		255,000	510,000
	4/1/2008	3/15/2008					10,000	15,000					264,200
	4/1/2008	3/15/2008								50,000	[5]	26.42	341,500
	10/1/2008	9/13/2008							7,000				114,380

Jonathan Kennedy	4/1/2008	3/15/2008		55,000	110,000					4,000	[5]	26.42	27,320
Interim Chief Financial Officer	4/1/2008	3/15/2008							2,000				52,840
	7/1/2008	3/8/2008							3,000				72,990

Susan J. Hardman	4/1/2008	3/15/2008		185,000	370,000
Senior Vice President - Analog and Mixed Signal Products Group	4/1/2008	3/15/2008					9,000	13,500					237,780
	4/1/2008	3/15/2008								40,000	[5]	26.42	273,200
	10/1/2008	9/13/2008							4,200				68,628
	10/1/2008	9/13/2008								12,500	[7]	16.34	50,625

Peter Oaklander	4/1/2008	3/15/2008		245,000	490,000		9,000	13,500					237,780
Senior Vice President Power Management Products Group	4/1/2008	3/15/2008								42,000	[5]	26.42	286,860
	10/1/2008	9/13/2008							8,000				130,720
	10/1/2008	9/13/2008								26,000	[7]	16.34	105,300

Thomas C. Tokos	4/1/2008	3/15/2008		168,000	336,000		8,000	12,000					211,360
Senior Vice President, General Counsel and Secretary	4/1/2008	3/15/2008								35,000	[5]	26.42	239,050
	10/1/2008	9/13/2008							4,000				65,360

[1]	In accordance with our 1999 and 2008 Equity Compensation Plans, options are granted on the first trading day of the month following approval of the grant or are made with our annual grant process as described in the CD&A.

[2]	These amounts represent each executive’s target cash payout under the documented Executive Incentive Plan (EIP) which pays out a maximum of 200% of target and a minimum or threshold of 0%.

[3]	Performance based deferred stock units (“PDSUs”) were awarded to Messrs. Bell (40,000), Zinsner (10,000), Hardman (9,000) Oaklander (9,000) and Tokos (8,000) on April 1, 2008 under our 1999 Equity Compensation Plan. The awards vest upon the third anniversary of the grants, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. A recipient may elect to defer receipt of the common stock represented by a DSU award for at least a five-year deferral period, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting period and, if applicable, the deferral period and will be paid out following the vesting date or the expiration of the deferral period. Additionally, these awards are subject to three year performance schedules based on certain identified financial metrics of the company. The maximum number of shares that can be received upon vesting is 150% of the original award. The minimum or threshhold is 0%.

[4]	These amounts represent restricted stock awards granted under the 1999 and 2008 Equity Compensation Plans. Each of these awards have a four year annual vesting schedule.

[5]	Fiscal year 2008 annual grant stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant expires seven years from the date of each grant. Each annual grant disclosed above vests 25% on April 1, 2009 and 6.25% quarterly thereafter until fully vested.

[6]	This stock option grant was granted from the Intersil Corporation 1999 Equity Compensation Plan. This grant vested 25% on January 2, 2009. Mr. Zinsner voluntarily terminated on January 9, 2009.

[7]	These stock option grants issued to Mr. Oaklander (26,000) and Ms. Hardman (12,500) were granted from the 2008 Equity Compensation Plan. Each grant vests 25% on October 1, 2009 and 6.25% quarterly thereafter.

[8]	For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended January 2, 2009 filed with the SEC on March 3, 2009. Such discussion is found in said Form 10-K in Footnote 9 to the Consolidated Financial Statements.

Fiscal Year 2008 Chief Executive Officer and President. Mr. David Bell was President, Chief Executive Officer, and a Director of Intersil Corporation in 2008. On February 11, 2008, the Board of Directors appointed Mr. Bell to the position of Chief Executive Officer, effective February 13, 2008. On March 15, 2008, the Company entered into an employment agreement with Mr. Bell that provided for his employment as Chief Executive Officer of the Company through March 15, 2010, with renewal of the agreement for successive one-year periods unless six months’ notice was given by either the Company or Mr. Bell. Mr. Bell’s agreement provided that he would receive an annual base salary of $575,000, and would be eligible to receive an incentive bonus with a target payout of $575,000. Mr. Bell’s compensation could be reviewed and/or adjusted by the Compensation Committee on an annual basis and at its sole discretion. The contract also provided for Mr. Bell to participate in our executive benefit and incentive plans (including stock-based plans). Under this agreement, Mr. Bell was also granted certain stock option and performance share awards.

Mr. Bell’s cash compensation during fiscal year 2008 consisted of an annual base salary of $450,000 for a portion of the year and he received a merit increase to $575,000 in March 2008. He had a target annual incentive under the EIP of $575,000. Mr. Bell is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Bell earned a total annual incentive payout under the EIP of $319,959, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. During fiscal year 2008, Mr. Bell also was granted stock options to purchase 180,000 shares of Intersil Class A common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 40,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company financial targets are achieved. The use of stock options and deferred/restricted stock units as a portion of Mr. Bell’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Chief Financial Officer. Mr. David Zinsner served as the Senior Vice President, Finance and Chief Financial Officer of Intersil Corporation. Mr. Zinsner resigned from his position as Senior Vice President and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period. Mr. Zinsner’s cash compensation during fiscal year 2008 consisted of an annual base salary of $400,000 for a portion of the year and he received a merit increase to $412,000 in March 2008. He had a target annual incentive under the EIP of $255,000. Mr. Zinsner is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Zinsner earned a total annual incentive payout under the EIP of $141,895, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Zinsner received a $15,000 discretionary bonus. He also received a retention bonus in the amount of $100,000. During fiscal year 2008, Mr. Zinsner was also granted stock options to purchase 150,000 shares of Intersil’s Class A common stock which vests 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 10,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In 2008, Mr. Zinsner also received an award of 10,000 RSUs that become fully vested on the first anniversary of the date of the award. Mr. Zinsner also received, as a result of his promotion, a grant of 7,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Zinsner’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Interim Chief Financial Officer. Mr. Jonathan Kennedy, who served as the Corporate Controller of Intersil Corporation, was promoted to Interim Chief Financial Officer on December 3, 2008. Mr. Kennedy’s cash compensation during fiscal year 2008 consisted of an annual base salary of $153,000 for a portion of the year and he received a merit increase to $162,180 in March 2008. Upon his relocation to Intersil’s corporate headquarters in Milpitas, California, Mr. Kennedy received a base salary increase to $195,000 in June, 2008. He had a target annual incentive under the EIP of $45,000 for a portion of the year and received an increase to that target to $55,000 in June 2008, in conjunction with his relocation. Mr. Kennedy is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Kennedy earned a total annual incentive payout under the EIP of $25,459, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Kennedy received a $33,596 bonus for his performance prior to his relocation. He also received moving assistance valued at $26,651. During fiscal year 2008, Mr. Kennedy was also granted stock options to purchase 4,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 2,000 RSUs which vest 25% per year beginning on the first anniversary of the award and become fully vested in 4 years. In addition, Mr. Kennedy received, as a result of his relocation, a grant of 3,000 RSUs. The use of stock options and deferred/restricted stock units as a portion of Mr. Kennedy’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Senior Vice President, Power Management Products Group. Mr. Peter Oaklander, who served as the Senior Vice President, Worldwide Sales of Intersil Corporation, was promoted to Senior Vice President, Power Management Products Group in September 2008. Mr. Oaklander’s cash compensation during fiscal year 2008 consisted of an annual base salary of $310,000 for a portion of the year, he received a merit increase to $325,000 in March 2008 and he received a promotional increase to $355,000 in September 2008. He had a target annual incentive bonus under the EIP of $229,000 for a portion of the year and received an increase to his target annual incentive to $245,000 in September, 2008 when he was promoted. Mr. Oaklander is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Oaklander earned a total annual incentive payout under the EIP of $127,427, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Oaklander received a $15,000 discretionary bonus for his performance. During fiscal year 2008, Mr. Oaklander was also granted stock options to purchase 68,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 9,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Mr. Oaklander received, as a result of his promotion, a grant of 8,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Oaklander’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Senior Vice President, General Counsel. Mr. Thomas Tokos, who served as Vice President, General Counsel and Secretary of Intersil Corporation, was promoted to Senior Vice President, General Counsel and Secretary in September 2008. Mr. Tokos’ cash compensation during fiscal year 2008 consisted of an annual base salary of $276,900 for a portion of the year and he received a merit increase to $288,000 in March of 2008. He had a target annual incentive bonus under the EIP of $168,000. Mr. Tokos is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Tokos earned a total annual incentive payout under the EIP of $93,484, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Tokos received a $7,500 discretionary bonus for his performance. During fiscal year 2008, Mr. Tokos was also granted stock options to purchase 35,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 8,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Mr. Tokos received, as a result of his promotion, a grant of 4,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Tokos’ compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008, Senior Vice President, Analog and Mixed Signal Products Group. Ms. Susan Hardman, who served as Vice President/General Manager, Analog and Mixed Signal Products Group of Intersil Corporation, was promoted to Senior Vice President, Analog and Mixed Signal Products Group in September 2008. Ms. Hardman’s cash compensation during fiscal year 2008, consisted of an annual base salary of $285,000 for a portion of the year, she received a merit increase to $296,500 in March 2008 and she received a promotional increase to $310,000 in September 2008. She had a target annual incentive bonus under the EIP of $177,000 for a portion of the year and received an increase to her target annual incentive to $185,000 in September 2008. For fiscal year 2008, Ms Hardman earned a total annual incentive payout under the EIP of $98,492, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. Ms. Hardman is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. During fiscal year 2008, Ms. Hardman was granted stock options to purchase 52,500 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. She was also granted 9,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Ms. Hardman received, as a result of her promotion, a grant of 4,200 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Ms. Hardman’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of our fiscal year end, January 2, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
David B. Bell	153,125	196,875	—	26.77	04/02/14	—	—		37,500	371,625	[2]
President and Chief Executive Officer	—	180,000	—	26.42	04/01/15	—	—		40,000	396,400	[5]

David A. Zinsner	1,500	—	—	54.00	08/31/10	7,500	74,325	[4]	—	—
Senior Vice President and Chief Financial Officer	1,500	—	—	41.56	10/02/10	7,000	69,370	[6]	—	—
	1,625	—	—	34.50	07/02/11	—	—		26,000	257,660	[1]
	1,625	—	—	33.38	01/02/12	—	—		5,000	49,550	[2]
	43,750	26,250	—	29.30	04/03/13	—	—		10,000	99,100	[5]
	1,625	—	—	28.58	04/01/12	—	—		—	—
	27,562	35,438	—	26.77	04/02/14	—	—		—	—
	1,750	—	—	26.64	07/01/13	—	—		—	—
	—	50,000	—	26.42	04/01/15	—	—		—	—
	1,625	—	—	26.29	10/01/11	—	—		—	—
	2,500	—	—	25.67	11/14/13	—	—		—	—
	1,750	—	—	25.13	10/01/13	—	—		—	—
	2,500	—	—	24.83	02/13/14	—	—		—	—
	1,750	—	—	24.65	01/02/14	—	—		—	—
	3,000	—	—	24.24	05/09/12	—	—		—	—
	4,000	—	—	24.06	08/01/13	—	—		—	—
	25,000	75,000	—	23.60	01/02/15	—	—		—	—
	3,000	—	—	22.77	04/01/11	—	—		—	—
	1,500	—	—	21.25	01/02/11	—	—		—	—
	16,250	3,750	—	20.73	09/01/12	—	—		—	—
	750	—	—	19.80	07/01/12	—	—		—	—
	1,500	—	—	19.30	07/01/11	—	—		—	—
	469	—	—	18.26	05/14/14	—	—		—	—
	750	—	—	17.29	10/01/11	—	—		—	—
	1,875	—	—	17.16	09/01/11	—	—		—	—
	30,000	10,000	—	17.02	04/04/12	—	—		—	—
	750	—	—	16.21	01/03/12	—	—		—	—
	469	—	—	15.70	08/13/14	—	—		—	—

Jonathan Kennedy	6,250	3,750	—	29.30	04/03/13	1,000	9,910	[7]	—	—
Interim Chief Financial Officer	1,050	1,350	—	26.77	04/02/14	900	8,919	[8]	—	—
	—	4,000	—	26.42	04/01/15	2,000	19,820	[9]	—	—
	2,343	157	—	25.35	01/03/13	3,000	29,730	[10]	—	—
	937	157	—	22.06	10/03/12	—	—		—	—
	1,250	—	—	19.30	07/01/11	—	—		—	—
	937	157	—	19.00	07/01/12	—	—		—	—
	625	157	—	17.08	04/01/12	—	—		—	—
	2,500	625	—	17.08	04/01/12	—	—		—	—
	1,250	—	—	15.91	12/23/11	—	—		—	—

Susan J. Hardman	17,187	7,813	—	29.64	02/01/13	3,750	37,162	[3]	—	—
Senior Vice President Analog and Mixed Signal Products Group	21,875	13,125	—	29.30	04/03/13	4,200	41,622	[6]	—	—
	14,437	18,563	—	26.77	04/02/14	—	—		20,000	198,200	[1]
	—	40,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	5,859	391	—	25.35	01/03/13	—	—		9,000	89,190	[5]
	5,859	391	—	22.06	10/03/12	—	—		—	—
	12,187	2,813	—	20.73	09/01/12	—	—		—	—
	2,734	391	—	19.00	07/01/12	—	—		—	—
	37,500	—	—	17.29	10/01/11	—	—		—	—
	2,734	391	—	17.08	04/01/12	—	—		—	—
	—	12,500	—	16.34	10/01/15	—	—		—	—

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Peter Oaklander	62,500	37,500	—	29.30	04/03/13	8,000	79,280	[6]	—	—
Senior Vice President Power Management Products Group	17,500	22,500	—	26.77	04/02/14	—	—		40,000	396,400	[1]
	—	42,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	—	26,000	—	16.34	10/01/15	—	—		9,000	89,190	[5]

Thomas C. Tokos	29,687	17,813	—	29.30	04/03/13	4,000	39,640	[6]	—	—
Senior Vice President, General Counsel and Secretary	15,312	19,688	—	26.77	04/02/14	—	—		17,000	168,470	[1]
	—	35,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	7,734	516	—	25.35	01/03/13	—	—		8,000	79,280	[5]
	75,000	—	—	23.63	06/02/13	—	—		—	—
	12,500	—	—	22.77	04/01/11	—	—		—	—
	7,734	516	—	22.06	10/03/12	—	—		—	—
	9,750	2,250	—	20.73	09/01/12	—	—		—	—
	12,500	—	—	19.30	07/01/11	—	—		—	—
	7,734	516	—	19.00	07/01/12	—	—		—	—
	12,500	—	—	17.29	10/01/11	—	—		—	—
	20,000	—	—	17.16	09/01/11	—	—		—	—
	7,734	516	—	17.08	04/01/12	—	—		—	—
	12,500	—	—	16.21	01/03/12	—	—		—	—

[1]	These awards were granted on April 3, 2006 and fully vest on April 3, 2009.

[2]	These awards were granted on April 2, 2007 and fully vest on April 2, 2010.

[3]	These awards were granted on December 3, 2007 and fully vest on December 3, 2011.

[4]	These awards were granted on January 2, 2008 and fully vest on January 2, 2012.

[5]	These awards were granted on April 1, 2008 and fully vest on April 1, 2011.

[6]	These awards were granted on October 1, 2008 and fully vest on October 1, 2012.

[7]	These awards were granted on November 1, 2006 and fully vest on November 1, 2010

[8]	These awards were granted on April 2, 2007 and fully vest on April 2, 2011

[9]	These awards were granted on April 1, 2008 and fully vest on April 1, 2012

[10]	These awards were granted on July 1, 2008 and fully vest on July 1, 2012

Option Exercises and Stock Vested

The following sets forth information regarding the number and value of options granted to or held by the Named Executive Officers during fiscal 2008 and at January 2, 2009. The Company does not currently have stock appreciation rights (SARs) outstanding.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David B. Bell	—	—	—		—
President and Chief Executive Officer

David A. Zinsner	—	—	8,000	[1]	219,360
Senior Vice President and Chief Financial Officer			3,000	[3]	78,600
			2,500	[5]	24,775

Jonathan Kennedy	3,437	25,045	300	[6]	7,860
Interim Chief Financial Officer			500	[7]	6,845

Susan J. Hardman	—	—	3,500	[2]	92,470
Senior Vice President Analog and Mixed Signal Products Group			2,000	[3]	52,400
			1,250	[4]	11,350

Peter Oaklander	—	—	2,000	[3]	52,400
Senior Vice President Power Management Products Group

Thomas C. Tokos	—	—	2,000	[2]	52,840
Senior Vice President, General Counsel and Secretary			2,000	[3]	52,400

[1]	These shares were granted on April 4, 2005 and vested on April 4, 2008.

[2]	These shares were granted on April 1, 2005 and vested on April 1, 2008. In accordance with the 1999 Equity Compensation Plan, receipt of these shares was electively deferred by Mr. Tokos until April 1, 2013.

[3]	These shares were granted on April 2, 2007 and vested April 2, 2008.

[4]	These shares were granted on December 3, 2007 and vested December 3, 2008.

[5]	These shares were granted on January 2, 2008 and vested on January 2, 2009.

[6]	These shares were granted on April 2, 2007 and vested on April 2, 2008.

[7]	These shares were granted on November 1, 2006 and vested on November 1, 2008.

Non-Qualified Deferred Compensation

The table below provides information concerning the Named Executive Officers for our fiscal year (FY) ended January 2, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

Name and Principal Position	[1]	Executive Contribution in Last FY ($) [2]	Company Contributions in Last FY ($)	Aggregate Earnings at Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
David A. Zinsner	DCP	—	—	(7,398)	—	14,703
Senior Vice President and Chief Financial Officer

Jonathan Kennedy	DCP	17,231	—	(3,622)	—	13,608
Interim Chief Financial Officer

Peter Oaklander	DCP	170,811	—	(17,737)	—	153,074
Senior Vice President Power Management Products Group

[1]	DCP refers to our Deferred Compensation Plan which allows individuals with Director title and above in the company who earn annual compensation in excess of $150,000 to defer up to 100% of their base salary and up to 100% of their cash incentive bonus on a pre tax basis. Distributions can be made in a lump sum or in up to 15 year installments based upon the election of the executive in the event of the executive’s death, termination or change in control. Participants can also elect to receive in-service distributions no earlier than two years from the beginning of the plan year in which deferrals are made.

[2]	These amounts represent amounts deferred in 2008 into the Deferred Compensation Plan. For Mr. Zinsner no contributions were made to the DCP. For Mr. Oaklander, this represents 75% deferral of his first half 2008 Executive Incentive Plan bonus and 75% deferral on his second half 2007 Executive Incentive Plan bonus. For Mr. Kennedy, this represents 10% deferral of his first half 2008 Executive Incentive Plan bonus and 7% deferral of his base salary.

[3]	These amounts represent the unrealized gain or loss at the end of the fiscal year based upon the individual Named Executive Officer’s Non-qualified deferred compensation plan investment elections. The Company does not provide any interest to the executive on amounts deferred.

Severance and Change-in-Control Benefits

Upon certain types of terminations of employment, severance benefits may be paid to the Named Executive Officers. Except in the case of certain terminations following a change in control, the severance benefits payable to Mr. Bell are addressed in his employment agreement, discussed below. For certain terminations following a change in control, the severance benefits payable to Mr. Bell are addressed in a separate severance benefits agreement. In the case of certain terminations following a change in control, the other Named Executive Officers are covered under severance benefits agreements. For all other terminations any severance benefits payable to them would be determined by the Board at its discretion.

Employment Agreement for Chief Executive Officer

If Mr. Bell’s employment with the Company is terminated for any reason, he or his estate is entitled to receive a payment equal to his base salary and vacation through the date of termination to the extent not already paid and continued coverage in our benefit plans as long as is required by the plans or applicable law.

Additional Severance Benefits under Mr. Bell’s Employment Agreement

In addition, Mr. Bell may receive severance benefits in certain circumstances upon termination of his employment. In order to receive these benefits, he must execute a release in the Company’s favor.

If Mr. Bell’s employment with the Company is terminated for cause or if he resigns voluntarily prior to the end of his employment contract, Mr. Bell will not be entitled to any cash severance benefits, accelerated vesting of any shares of restricted stock, performance-based DSUs, stock options or other equity compensation or post-termination death or medical benefits.

If Mr. Bell’s employment is terminated by reason of death or disability, he or his estate is entitled to receive (a) a prorated portion of his target incentive bonus, without regard to satisfaction of performance target objectives, (b) a lump sum payment equal to 12 months of his base salary, (c) immediately credited with additional vesting service credit for the twelve-month period commencing on the date of his death or disability with respect to all stock options and DSUs and (d) vesting of a pro-rated number of unvested performance-based DSUs only to the extent the applicable performance levels are achieved.

If Mr. Bell’s employment is terminated by the Company without cause, which is defined as any termination that is without a Board determination that there is cause or if Mr. Bell terminates his employment because of an adverse change in his compensation, title, duties or location of employment, or status as a director, or because we fail to cure our material breach of this agreement, he is entitled to receive (a) the continued payment of his base salary for two years, (b) a payment equal to one-half of his full target incentive bonus, without regard to satisfaction of performance target objectives, for each of the four semi-annual bonus periods following the termination, (c) accelerated vesting of stock options and DSUs in an amount equal to the amount that would have vested over the eighteen (18) month period commencing on the date of his termination (but in no event shall any such award be less than 50% vested upon an involuntary termination or termination without cause), (d) the vesting of a pro-rated number of unvested performance-based DSUs only to the extent the applicable performance levels are achieved, (e) eligibility to participate, along with his spouse, in the Company’s retiree medical plan maintained with premiums being paid by the company until such time as he becomes eligible for Medicare or becomes covered under another employer’s medical plan, (f) continuation of coverage under the life insurance policy he has on the date of his termination, until the term of the agreement expires, and (g) eligibility to continue, at Intersil’s expense, medical benefits providing for coverage or payment in the event of Mr. Bell’s or his covered dependents’ illness or injury that were provided to him under any benefits plan or program maintained by Intersil on the same terms and conditions in effect immediately prior to his termination for a period of one (1) year following his termination, if he does not qualify to participate in Intersil’s Retiree Medical Plan.

If we decide not to renew Mr. Bell’s agreement, Mr. Bell’s options and deferred stock awards will fully vest, and a number of performance-based DSUs will vest to the extent the applicable performance levels are achieved.

If any payment or distribution by the Company to Mr. Bell is determined to be subject to the excise tax imposed by Section 4999 of the Code, and the amount he would receive after any excise taxes is less than the amount he would receive if his benefit payments was reduced to the minimum amount that would avoid an excise tax, Mr. Bell and the Company would agree to reduce the benefit payments accordingly. The agreement also contains, as an additional condition to the receipt of any severance benefits, obligations that restrict Mr. Bell’s ability to engage in any business that is competitive with the Company’s business or to solicit Company employees, for a period of two years following his termination.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with Mr. Bell as well as the other Named Executive Officers. The agreements continue as long as the executive is employed with the Company, however, if a change in control occurs, the agreements are effective for a period of two and a half years from the date of termination following the change in control.

These agreements are intended to provide for continuity of management in the event of a change in control. The agreements provide that covered executive officers would be entitled to certain severance benefits following a change in control of the Company. If, during the twelve month period following such a change in control, the executive officer is terminated for any reason, other than for death, disability or for cause, or if such executive officer voluntarily terminates his or her employment because of an adverse change in his or her compensation, title, duties or location of employment, or because we fail to continue a benefit plan (including equity-based plans) without substituting a comparable range of benefits, or because the Company fails to cure our material breach of this agreement, or because the Company fails to get any successor of the Company to agree to assume the terms of this agreement, then the executive will receive certain severance benefits in lieu of the severance benefits provided for in the executive’s employment agreement.

Under Mr. Bell’s change-in-control severance agreement, Mr. Bell will be eligible for the continued payment, for two years following the change of control, of (a) his base salary in effect at the time of termination or the time of the change in control, whichever is higher, and (b) the projected annual cash incentive payment without regard to satisfaction of performance target objectives. The executive will also be eligible to participate, along with his covered dependents, in the Company’s retiree medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to Mr. Bell) for two years. All restrictions on restricted stock awarded to Mr. Bell would lapse and all unvested options granted to Mr. Bell would vest and become exercisable for the remainder of the term of the option. If the benefits payable to Mr. Bell under his change-in-control severance agreement are ‘parachute payments’ subject to the excise tax imposed by Section 4999 of the Code, the benefits payable to Mr. Bell may be reduced if such a reduction results in Mr. Bell receiving a greater net after-tax amount than if such benefits were not reduced.

Under Mr. Zinsner’s, Ms. Hardman’s, Mr. Oaklander’s and Mr. Tokos’ change-in-control severance agreements, they would each be eligible for a lump sum payment equal to the executive’s base pay through the Date of Covered Termination at the rate in effect at the time Notice of Termination is given, subject to any applicable withholding of federal, state or local taxes, plus (i) that portion of Executive’s targeted cash bonus prorated through the Date of Covered Termination, and (ii) all other amounts to which Executive is eligible for under any compensation plan or practice of the Company at the time such payments are due. In addition, within thirty (30) days following a Covered Termination, Executive shall receive a lump sum payment equal to one hundred percent (100%) of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes. Each of these executives would also be eligible to participate, along with his covered dependants, in the Company’s medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to the executive) for one year. Additionally, all of the above mentioned Named Executive Officers, in the event of a change in control and a Covered Termination, would receive full accelerated vesting of all of their stock options, DSUs and Performance DSUs. Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Under the severance agreements, a change in control would include each of the following events:

•	shareholders approve certain mergers, or a liquidation or sale of our assets;

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of our voting securities; or

•	a majority of our directors are replaced in certain circumstances during a three-year period.

Change of Control Severance Benefits:

Under the individual severance agreements with the Named Executive Officers that address their termination of employment following a change in control of the Company, each Named Executive Officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the change of control occurred at January 2, 2009, including a payment for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code.

Estimated Current Value of Termination Benefits—Change in Control

If Named Executive Officers were Terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $		Early Vesting of Restricted Shares $ [3]	Early Vesting of Stock Options $ [3]	Early Vesting of Performance Shares $ [4]	Other $		Total $
David B. Bell	2008	2,300,000	[1]	—	—	1,139,650	44,287	[5]	3,483,937
President and Chief Executive Officer

David A. Zinsner [7]	2008	667,000	[2]	143,695	—	327,030	19,193	[6]	1,156,918
Senior Vice President and Chief Financial Officer

Susan J. Hardman	2008	495,000	[2]	78,785	—	247,750	20,224	[6]	841,759
Senior Vice President Analog and Mixed Signal Products Group

Peter Oaklander	2008	600,000	[2]	79,280	—	346,850	51,562	[6]	1,077,692
Senior Vice President Power Management Products Group

Thomas C. Tokos	2008	456,000	[2]	39,640	—	222,975	38,510	[6]	757,125
Vice President, General Counsel and Secretary

[1]	This amount represents a continuation of Mr. Bell’s base salary for 24 months following the date of termination and four semi-annual bonus payments equal to one-half the annual target bonus as of the date of termination.

[2]	This amount represents 12 months of the 1/2/2009 base pay and 100% of each executive’s annual target cash bonus for Mr. Zinsner, Ms. Hardman, Mr Oaklander and Mr. Tokos.

[3]	These amounts represent the full vesting of all outstanding restricted stock awards and stock options which would be fully vested at the time of a change in control event. The calculation above is based on the intrinsic value to each executive based upon a closing stock price on January 2, 2009 of $9.91.

[4]	This amount represents the payout of all outstanding performance-contingent share awards which would be fully vested and paid out based on the Company’s performance at the time of the event and in this case as of January 2, 2009.

[5]	This amount represents the present value of post-termination medical coverage for Mr. Bell for coverage for a period of 2 years and his accrued unused vacation as of January 2, 2009.

[6]	These amounts represent one year of post termination medical coverage for each of the Named Executive Officers. It also includes accrued unused vacation for each Named Executive Officer as of January 2, 2009 which would become payable in the event of termination.

[7]	Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Severance Benefits—Death or Disability

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr. Bell in the event of death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that are payable to Mr. Bell, which would only be known at the time that they become eligible for payment and would only be payable if a death or disability termination were to occur.

Estimated Current Value of Termination Benefits—Death or Disability

If Named Executive Officers were Terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $ [1]	Early Vesting of Restricted Shares $		Early Vesting of Stock Options $		Early Vesting of Performance Shares $ [3]	Life Insurance $ [4]	Other $ [5]	Total $
David B. Bell	2008	1,150,000	—	[2]	—	[2]	535,159	1,000,000	19,727	2,704,886
President and Chief Executive Officer

David A. Zinsner [6]	2008	—	—		—		—	1,000,000	21,616	1,021,616
Senior Vice President and Chief Financial Officer

Jonathan Kennedy	2008	—	—		—		—	375,000	12,685	387,685
Interim Chief Financial Officer

Susan J. Hardman	2008	—	—		—		—	743,000	16,539	759,539
Senior Vice President Analog and Mixed Signal Products Group

Peter Oaklander	2008	—	—		—		—	900,000	192,356	1,092,356
Senior Vice President Power Management Products Group

Thomas C. Tokos	2008	—	—		—		—	684,000	26,230	710,230
Senior Vice President, General Counsel and Secretary

[1]	This amount represents the present value of one year of continued payment of Mr. Bell’s base salary and annual target bonus in effect at the time of termination. These amounts are based on 2008 salary and target bonuses.

[2]	These amounts represent 6 months accelerated vesting of all unvested stock options and non-performance restricted stock awards. The calculation above is based on the intrinsic value to each executive based upon a closing stock price on January 2, 2009 of $9.91.

[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event, in this case January 2, 2009.

[4]	These amounts reflect the estimated present value of the proceeds payable to the Executives’ beneficiaries upon death from the Company paid life insurance plan.

[5]	These amounts represent accrued, unused vacation for each Named Executive Officer as of January 2, 2009 that would be due and payable upon their death or disability and Mr. Zinsner’s and Mr. Oaklander’s aggregate balance of non-qualified deferred compensation plans at year end as detailed in the NQDC table.

[6]	Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Severance Benefits—Without Cause or Involuntary Termination

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr. Bell in the event of an involuntary termination or termination without cause. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to Mr. Bell, which would only be known at the time that they become eligible for payment and would only be payable if a termination were to occur. The Table reflects the amount that could be payable under the various arrangements assuming that the termination occurred on January 2, 2009.

Estimated Current Value of Termination Benefits—Without Cause or Involuntary

If Named Executive Officers were terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $ [1]	Early Vesting of Restricted Shares $	Early Vesting of Stock Options $ [2]	Early Vesting of Performance Shares $ [3]	Other $ [4]	Total $
David B. Bell	2008	2,300,000	—	—	535,159	44,287	2,879,446
President and Chief Executive Officer

[1]	This amount represents (a) the present value of two years of continued payment of Mr. Bell’s base salary in effect at the time of termination and (b) one half of Mr. Bell’s full annual target bonus for each of the four subsequent semi-annual bonus periods. This amount is based on his 2008 base salary and target bonus.

[2]	This amount represents 18 months accelerated vesting of all unvested stock option grants for Mr. Bell. The calculation above is based on the intrinsic value to the executive based upon a closing stock price on January 2, 2009 of $9.91.

[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event, in this case January 2, 2009, for Mr Bell.

[4]	This amount represents life insurance and retiree medical coverage for two years following the date of covered termination and includes accrued, unused vacation of $19,727 which would have been payable.

DIRECTOR COMPENSATION

The following table provides compensation information for the one-year period ended January 2, 2009 for each member of our Board of Directors.

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]		Option Awards ($) [1]		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($) [2]	Total ($)
Robert W. Conn	53,253	157,314	[3]	52,401	[7]	—	—	3,440	266,408
James V. Diller	52,156	163,008	[4]	52,401	[7]	—	—	6,880	274,445
Gary E. Gist	78,903	157,314	[3]	52,401	[7]	—	—	3,440	292,058
Mercedes Johnson	53,253	123,488	[5]	38,443	[8]	—	—	3,760	218,944
Gregory Lang	48,903	102,670	[6]	38,443	[8]	—	—	—	190,016
Jan Peeters	66,008	157,314	[3]	52,401	[7]	—	—	—	275,723
Robert N. Pokelwaldt	59,758	157,314	[3]	52,401	[7]	—	—	3,440	272,913
James A. Urry	56,059	157,314	[3]	52,401	[7]	—	—	—	265,774

[1]	These amounts represent fair value compensation recognized by the company in accordance with FAS123R. Stock awards (DSUs) have a vesting life of 36 months. Option awards are valued using a binomial lattice model and have a vesting life of 12 months.

[2]	These amounts represent dividends paid on DSUs that vested and were delivered during the current year.

[3]	Represents amortization on 4,000 DSUs awarded at a price of $17.08 on April 1, 2005; 4,000 DSUs awards at a price of $29.30 on April 3, 2006; 4,000 DSUs awarded at a price of $26.77 on April 2, 2007; and 4,000 DSUs awarded at a price of $27.67 on June 2, 2008.

[4]	Represents amortization on 8,000 DSUs awarded at a price of $17.08 on April 1, 2005; 4,000 DSUs awarded at a price of $29.30 on April 3, 2006; 4,000 DSUs awarded at a price of $26.77 on April 2, 2007; and 4,000 DSUs awarded at a price of $27.67 on June 2, 2008.

[5]	Represents amortization on 4,000 DSUs awarded at a price of $19.96 on August 3, 2005; 4,000 DSUs awarded at a price of $29.30 on April 3, 2006; 4,000 DSUs awarded at a price of $26.77 on April 2, 2007; and 4,000 DSUs awarded at a price of $27.67 on June 2, 2008.

[6]	Represents amortization on 4,000 DSUs awarded at a price of $29.48 on February 7, 2006; 4,000 DSUs awarded at a price of $26.77 on April 2, 2007; and 4,000 DSUs awarded at a price of $27.67 on June 2, 2008.

[7]	Represents amortization on 15,000 stock options issued on April 2, 2007 with a strike price of $26.77 and a fair value of $6.34; and 5,000 stock options issued on June 2, 2008 with a strike price of $27.67 and a fair value of $6.08.

[8]	Represents amortization on 15,000 stock options issued on April 2, 2007 with a strike price of $26.77 and a fair value of $6.34; and 5,000 stock options issued on June 2, 2008 with a strike price of $27.67 and a fair value of $6.08. Difference in valuation compared to other Directors is due to Ms. Johnson and Mr. Lang not yet reaching retirement eligibility.

Directors who are also officers of the Company do not receive compensation for their services as directors. The Chairman of the Board, Gary Gist, receives cash compensation in the amount of $75,000 per year paid in quarterly installments of $18,750. Other members of the Board receive cash compensation in the amount of $45,000 per year paid in quarterly installments of $11,250. The Audit Committee Chairman receives an additional cash retainer of $20,000 per year and other members of the Audit Committee receive an additional cash retainer of $10,000 per year; the Compensation Committee Chairman receives an additional cash retainer of $12,000 per year and other members of the Compensation Committee receive an additional cash retainer of $6,000 per year; and the Nominating and Governance Committee Chairman receives an additional cash retainer of $10,000 per year and other members of the Nominating and Governance Committee receive an additional cash retainer of $5,000 per year. The compensation for services as directors is reviewed on an annual basis. In May 2008, director compensation associated with directors’ participation on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee were adjusted based on benchmark information provided by the Company’s compensation consultant.

In 2008, the Chairman of the Board, Mr. Gist received his annual fee of $75,000. Mr. Conn, Mr. Diller, Ms. Johnson, Mr. Lang, Mr. Peeters, Mr. Pokelwaldt, and Mr. Urry all received a $45,000 retainer for 2008. In addition, in 2008 Mr. Peeters, who served as the Audit Committee Chairman, received an additional cash retainer of $17,750 and Audit Committee members, Mr. Conn, Ms. Johnson and Mr. Pokelwaldt, each received an additional cash retainer of $6,000 prorated effective 5/8/2008. Mr. Urry, who served as the Compensation Committee Chairman received an additional cash retainer of $7,806 and Compensation Committee members, Mr. Diller, Mr. Gist and Mr. Lang, each received an additional cash retainer of $6,000 prorated effective 5/8/2008. Mr. Pokelwaldt, who served as the Nominating and Governance Committee Chairman received an additional cash retainer of $6,505 and Nominating and Governance Committee members, Mr. Diller, Mr. Peeters and Mr. Urry, each received an additional cash retainer of $5,000 prorated effective 5/8/2008.

RETIREMENT PLANS

Retirement and Savings Program

Intersil Corporation provides retirement benefits to substantially all employees primarily through a defined contribution retirement plan. Contributions by the Company to the retirement plan are based on employees’ savings with no other funding requirements. The Company is able to make additional contributions to the fund at its discretion.

The savings element of the retirement plan is a defined contribution plan, which is qualified under Section 401(k) of the Code. All employees of the Company may elect to participate in the 401(k) Plan. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings up to certain limits prescribed by the Internal Revenue Service. The Company provides matching contributions under the provisions of the plan. Employees fully vest in the Company’s matching contributions upon the completion of five years of service.

Retirement benefits also include an unfunded limited healthcare plan for U.S.-based retirees and employees on long-term disability. The cost for retiree benefits has been assumed by the retirees.

EQUITY COMPENSATION PLAN INFORMATION

The table and notes below summarize the status of our equity compensation plans (shares in thousands):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders:
Elantec 1995 and 2001 Equity Incentive Plans (1)	1,010	$19.99	None
Xicor 1990, 1998 and 2002 Equity Incentive Plans (1)	761	$12.38	None
Intersil 1999 Equity Compensation Plan (2)	14,727	$25.64	None
Intersil 2008 Equity Compensation Plan (3)	1,142	$17.00	10,658
Intersil Employee Stock Purchase Plan (4)	2,533	N/A	297
Equity compensation plans not approved by shareholders (5)
Total (6)	20,173	$24.21	10,955

(1)	Each of these plans in these totals has been acquired by a purchase method accounting acquisition made by Intersil. At the time of the respective acquisitions Intersil ceased making grants, and will not make any additional grants, under these plans. Future grants are expected to be made under the 2008 Equity Compensation Plans.

(2)	The number of securities for the Intersil 1999 Equity Compensation Plan includes 1,532 shares that are deferred or restricted stock units outstanding. The weighted average exercise price displayed is only for 13,194 stock options.

(3)	The number of securities for the Intersil 2008 Equity Compensation Plan includes 376 shares that are deferred or restricted stock units outstanding. The weighted average exercise price displayed is only for 767 stock options. Grants of deferred or restricted stock units reduce the shares available for future grants by 2.33 shares or 876 shares in 2008.

(4)	The Employee Stock Purchase Plan does not employ a “look-back” option feature; therefore there are no options or rights to purchase outstanding stock until the final day of the subscription period (which is then settled immediately).

(5)	There are no equity compensation plans that have not been approved by shareholders.

(6)	The number of securities for the total of the plans includes 1,908 shares that are deferred or restricted stock units outstanding. The weighted average exercise price displayed is only for 15,732 stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 12, 2009 with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each Director and Named Executive Officer of the Company and (iii) all Directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power.

Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, CA 95035.

	Class A Common Stock
	Shares Beneficially Owned	Percent (1)
Capital Research Global Investors (2)	9,631,908	7.9%
T. Rowe Price Associates, Inc. (3)	8,625,236	7.1%
Rainier Investment Management, Inc. (4)	6,776,060	5.6%
PRIMECAP Management Company (5)	6,297,248	5.2%
James V. Diller (6)	704,865	*
Thomas Tokos (7)	274,160	*
David B. Bell (8)	220,000	*
Gary Gist (9)	160,704	*
Susan Hardman (10)	159,225	*
James A. Urry (11)	157,024	*
Jan Peeters (12)	132,500	*
Robert Pokelwaldt (13)	130,020	*
Peter Oaklander (14)	129,371	*
Robert W. Conn (15)	128,786	*
David A. Zinsner (16)	124,604	*
Mercedes Johnson (17)	63,000	*
Gregory Lang (18)	44,000	*
Jonathan Kennedy (19)	22,554	*
All directors and executive officers as a group (17 persons)	2,727,739	2.2%

*	Less than 1% of the outstanding Class A Common Stock

(1)	Percentages are derived using the number of shares of Class A Common Stock outstanding as of March 12, 2009.

(2)	Based solely on information obtained from a Schedule 13-G filed by Capital Research Global Investors for the period ending 12/31/2008. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)	Based solely on information obtained from a Schedule 13-G filed by T. Rowe Price Associates, Inc. for the period ending 12/31/2008. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(4)	Based solely on information obtained from a Schedule 13-G filed by Rainier Investment Management, Inc. for the period ending 12/31/2008. The address of Rainier Investment Management, Inc. is 601 Union Street, Suite 2801, Seattle, WA 98101.

(5)	Based solely on information obtained from a Schedule 13-G filed by PRIMECAP Management Co. for the period ending 12/31/2008. The address of PRIMECAP Management Company is 225 South Lake Avenue # 400, Pasadena, CA 91101.

(6)	Includes 334,341 shares owned by the James V. Diller & June P. Diller Trust. Also includes 4,000 shares of which are associated with a Deferred Stock Unit award that Mr. Diller will take possession of on 7/1/2011. Also includes 362,524 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(7)

Includes 14,000 shares associated with Deferred Stock Unit awards that Mr. Tokos will take possession of on 4/1/2011 (6,000 shares), 4/1/2012 (6,000 shares) and 4/1/2013 (2,000 shares). Also includes 250,375 shares subject to options exercisable within 60 days of March 12, 2009 and 8,500 shares associated with a performance-based Deferred Stock Unit award that will vest within 60 days of March 12, 2009. This performance-based deferred stock unit award may be adjusted upward or downward at the conclusion of the

3-year performance period based upon Intersil’s revenue growth and operating income growth relative to Intersil’s peer group of companies as determined by the Compensation Committee of the Board of Directors with a minimum possible award of zero deferred stock units and a maximum possible award of 17,000 deferred stock units.

(8)	Represents 220,000 shares subject to options exercisable within 60 days of March 12, 2009.

(9)	Includes 51,704 shares owned by the Gist Family Living Trust. Also includes 105,000 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(10)	Includes 142,437 shares subject to options exercisable within 60 days of March 12, 2009 and 10,000 shares associated with a performance-based Deferred Stock Unit award that will vest within 60 days of March 12, 2009. This performance-based deferred stock unit award may be adjusted upward or downward at the conclusion of the 3-year performance period based upon Intersil’s revenue growth and operating income growth relative to Intersil’s peer group of companies as determined by the Compensation Committee of the Board of Directors with a minimum possible award of zero deferred stock units and a maximum possible award of 20,000 deferred stock units.

(11)	Includes 16,000 shares associated with Deferred Stock Unit awards that Mr. Urry will take possession of on 7/1/2011 (4,000 shares), 4/1/2012 (8,000 shares), and 4/1/2013 (4,000 shares). Also includes 105,000 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(12)	Includes 16,000 shares of Deferred Stock Unit awards that Mr. Peeters will take possession of on 7/1/2011 (4,000 shares), 4/1/2012 (8,000 shares), and 4/1/2013 (4,000 shares). Also includes 112,500 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(13)	Includes 112,500 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(14)	Includes 105,500 shares subject to options exercisable within 60 days of March 12, 2009 and 20,000 shares associated with a performance-based Deferred Stock Unit award that will vest within 60 days of March 12, 2009. This performance-based deferred stock unit award may be adjusted upward or downward at the conclusion of the 3-year performance period based upon Intersil’s revenue growth and operating income growth relative to Intersil’s peer group of companies as determined by the Compensation Committee of the Board of Directors with a minimum possible award of zero deferred stock units and a maximum possible award of 40,000 deferred stock units.

(15)	Includes 4,000 shares associated with Deferred Stock Unit awards that Mr. Conn will take possession of on 7/1/2011. Also includes 112,500 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(16)	Includes 120,438 shares subject to options exercisable within 60 days of March 12, 2009. Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

(17)	Includes 55,000 shares subject to options exercisable within 60 days of March 12, 2009 and 4,000 shares associated with a Deferred Stock Unit award that will vest within 60 days of March 12, 2009.

(18)	Includes 40,000 shares subject to options exercisable within 60 days of March 12, 2009.

(19)	Includes 959 shares owned by Mr. Kennedy. Also includes 20,795 shares subject to options exercisable within 60 days of March 12, 2009 and 800 shares associated with restricted stock unit awards that will vest within 60 days of March 12, 2009.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company are as follows:

David B. Bell, Chief Executive Officer, President and Director. Mr. Bell is described above as a nominee for Director.

David A. Zinsner, Senior Vice President and Chief Financial Officer. Mr. Zinsner resigned from his position as Senior Vice President and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period. From September 2008 to January 2009, Mr. Zinsner served as Senior Vice President and Chief Financial Officer. From July 2005 to September 2008, he served as Intersil’s Vice President and Chief Financial Officer. Prior to this Mr. Zinsner was Intersil’s Corporate Controller and Treasurer for five years. In that role, he oversaw most of Intersil’s finance departments. Mr. Zinsner has completed a variety of key executive assignments, including leadership roles in the assimilation of several acquisitions. Mr. Zinsner held international finance and treasury management positions at Harris Corporation, and before that, he was employed by Mellon Financial Corporation. Age: 40

Jonathan Kennedy, Interim Chief Financial Officer. Mr. Kennedy has served as Intersil’s Interim Chief Financial Officer since December 3, 2008. From April 2005 to December 2, 2008, he was Intersil’s Corporate Controller. From June 2004 to April 2005, he was Intersil’s Director of Finance. From July 2000 to June 2004, Mr. Kennedy served as Director of Finance and Information Technology for Alcon, Inc. Prior to this he held various finance and information technology positions at Autonomous Technologies and Harris Corporation. Age: 38

Susan Hardman, Senior Vice President, Analog and Mixed Signal Products Group. Ms. Hardman has served as Intersil’s Senior Vice President, Analog and Mixed Signal Products Group since September 2008. From March 2006 to September 2008, she served as Intersil’s Vice President and General Manager, Automotive and Specialty Products Group. From September 2004 to March 2006 she served as Intersil’s Vice President, Corporate Marketing. Ms. Hardman joined Intersil from Exar Corporation, where she was Vice President and General Manager of the company’s Interface products division. Prior to that, she served as Vice President of Corporate Marketing and Director of Product Marketing for Exar. Prior to Exar, Ms. Hardman worked for VLSI Technology for eight years and held a variety of management positions. Ms. Hardman began her career with Motorola, where she worked for six years in a variety of engineering roles. Age: 47

Peter Oaklander, Senior Vice President, Power Management Products Group. Mr. Oaklander has served as Senior Vice President, Power Management Products Group since September 2008. From March 2006 to September 2008, he served as Intersil’s Senior Vice President, Worldwide Sales. Prior to this, Mr. Oaklander spent the past 20 years at Analog Devices, most recently holding the position of Vice President and General Manager of Power Management products in the Analog Semiconductor division. Prior to that, his positions at Analog Devices included Vice President and General Manager of Analog Devices’ Silicon Valley Operations, Managing Director of the Asia Pacific region, Director of Consumer Sales and Analog Semiconductor Components division Field Marketing in Japan, as well as other positions with increasing responsibility. Age: 45

Thomas C. Tokos, Senior Vice President, General Counsel and Secretary. Mr. Tokos has served as Senior Vice President, General Counsel and Secretary of the Company since September 2008. From May 2003 to September 2008, he served as Intersil’s Vice President, General Counsel and Secretary. From November 2002 to May 2003, he served as Vice President, General Counsel and Secretary of Asyst Technologies, Inc., a semiconductor equipment company. From August 2001 to September 2002, Mr. Tokos was an attorney in private practice. From July 2000 to July 2001, Mr. Tokos was Chief Financial Officer of Get2Chip.com, Inc., a semiconductor design automation software company. Age: 56

Vern Kelley, Senior Vice President, Human Resources. Mr. Kelley has served as Intersil’s Senior Vice President, Human Resources since September 2008. From February 2003 to September 2008, he served as Intersil’s Vice President, Human Resources. Prior to this, Mr. Kelley spent 19 years at National Semiconductor, most recently holding the position of Vice President, Human Resources for their product divisions. In his role, he also oversaw HR activities associated with National’s acquisition, divestiture, and joint venture activities which included joint ventures and acquisitions in China and Europe. Before joining National in 1983, Mr. Kelley was a division employee relations manager for Allstate Insurance Company. In addition, Mr. Kelley serves on the Board of Directors of a non-profit organization. Age: 55

David Loftus, Senior Vice President, Worldwide Sales and Corporate Marketing. Mr. Loftus has served as Intersil’s Senior Vice President, Worldwide Sales and Corporate Marketing since September 2008. From May 1991 to July 2008, Mr. Loftus held various positions at Xilinx, Inc., most recently holding the position of Vice President/General Manager, General Products Division from May 2007 to July 2008. Prior to this he was their General Manager, CPLD Division from August 2005 to May 2007 and their Vice President/Managing Director, Asia Pacific from May 2002 to August 2005. Prior to his tenure at Xilinx, Mr. Loftus was a Research Engineer at Georgia Tech Research Institute from January 1983 to May 1991. Age: 47

Sagar Pushpala, Senior Vice President, Worldwide Operations and Technology. Mr. Pushpala has served as Intersil’s Senior Vice President, Worldwide Operations and Technology since September 2008. From December 2004 to September 2008, he served as Intersil’s Vice President, Worldwide Operations. Prior to joining Intersil, he served as the Director of Wafer Fab Operations at Maxim Integrated Products from 1999 to 2004 where he held positions in their six-inch and eight-inch wafer fabrication lines. Prior to Maxim, Mr. Pushpala served as the Director of Process Technology Development at National Semiconductor where he was responsible for module development in their eight-inch R&D wafer fab. He was instrumental in the qualification of the first eight-inch fabs at both National Semiconductor and Maxim Integrated Products. Over his 20+ year career, Mr. Pushpala has held various senior engineering management positions at National Semiconductor, Saratoga Semiconductor and Advanced Micro Devices. In addition, Mr. Pushpala serves on the Board of Directors of a privately-held company and a non-profit organization. Age: 50

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers, Directors, and ten-percent equity security holders. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from the officers and Directors that no other reports were required, all Section 16(a) filing requirements have been met during the 53 weeks ending January 2, 2009.

EMPLOYMENT AGREEMENTS

In March 2008, the Company announced the appointment of David B. Bell as its President and Chief Executive Officer. On March 15, 2008, the Company and Mr. Bell entered into an employment agreement effective March 15, 2008. The initial term of this agreement is two years, and it is renewable for successive one-year periods beginning March 15, 2010. Under the terms of this agreement, Mr. Bell may terminate his employment at any time upon 60 days written notice and the Company may terminate his employment at any time upon written notice. His annual base salary during 2008 was $575,000 per year and he was eligible for an annual performance-based target bonus of $575,000.

On April 1, 2008, Mr. Bell was granted options to purchase 180,000 shares of the Company’s common stock vesting over a 4 year period and 40,000 performance-based deferred stock units (“PDSUs”) vesting on April 1, 2011, the number of such PDSUs being subject to increase or decrease based upon the Company’s financial performance relative to its peer companies. In the event that his employment is terminated by him for good reason or terminated by the Company without cause, the Company will continue to pay his annual base salary and full target annual bonus for two years and be entitled to 18 months accelerated vesting of a portion of his unvested DSUs and stock options. With respect to PDSUs, Mr. Bell would be entitled to vesting of a prorated number of unvested PDSUs based upon the company performance at the time of termination.

If Mr. Bell is terminated through death or disability during the employment term, Mr. Bell will receive one year of base salary, payment of a pro-rated portion of his full annual target bonus for the calendar year and be entitled to 12 months accelerated vesting of a portion of his unvested PDSUs and stock options. With respect to PDSUs, Mr. Bell would be entitled to vesting of a prorated number of unvested PDSUs based upon the company performance at the time of termination

The Company and Mr. Bell entered into an Executive Change in Control Severance Benefits Agreement that provides that in the event that Mr. Bell’s employment terminates due to an involuntary termination or a voluntary termination for good reason within twelve (12) months following a change in control of the Company, the Company will continue to pay his annual base salary and full target annual bonus for two years and fully vest all outstanding stock options and DSUs.

AUDIT FEES

Fees for audit services provided by KPMG LLP totaled $2,037,000 in fiscal year 2008, $1,695,000 in fiscal year 2007 and $1,275,000 in fiscal year 2006. Audit service fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and other attest services related to regulatory filings.

AUDIT-RELATED FEES

No audit related services were provided by KPMG LLP in fiscal years 2008, 2007 or 2006.

TAX FEES

No tax compliance, tax advice or tax planning services were provided by KPMG LLP in fiscal years 2008, 2007 or 2006.

ALL OTHER FEES

No professional accounting services were provided by KPMG LLP in fiscal years 2008, 2007 or 2006.

AUDIT COMMITTEE PRE-APPROVAL POLICY

All of the audit engagements relating to audit services, audit-related services and tax services described above were pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy. The Audit Committee Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and other accounting engagements as specifically set forth by the Audit Committee on an annual basis. Individual engagements anticipated to exceed pre-approved fee thresholds and miscellaneous engagements not listed in the policy must be individually pre-approved. The policy authorizes the Audit Committee to delegate one or more of its members pre-approval authority with respect to permitted engagements.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Intersil’s Proxy Statement or Annual Report may have been sent to multiple shareholders in your household. Intersil will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035, Telephone: 1-888-468-3774, E-mail: investor@intersil.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

/s/ Thomas C. Tokos
Thomas C. Tokos
Senior Vice President, General Counsel, and Secretary
March 27, 2009

Exhibit A

SUMMARY DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN

The following description of the Employee Stock Purchase Plan (the “ESPP”) is qualified in its entirety by reference to the applicable provisions of the plan document. A copy of the ESPP is attached to this Proxy Statement as Exhibit B.

Purpose. The Company’s Board of Directors adopted the ESPP to promote the interests of the Company by providing eligible employees with the opportunity to acquire an ownership interest in the Company through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code (the “Code”).

Eligibility and Participation. Generally, any employee of the Company or its participating affiliates on active payroll status who customarily works more than 20 hours per week for more than five months each calendar year is eligible to participate in the ESPP. However, employees who are five-percent owners are not eligible to participate in the ESPP. Generally, an election to participate in the ESPP must be made during a semi-annual enrollment period, in accordance with the enrollment procedures prescribed by the ESPP’s administrator. The semi-annual enrollment periods will occur at the times specified by the ESPP’s administrator. As of March 12, 2009, there were approximately 1,510 employees eligible to participate in the ESPP.

Administration. The ESPP is administered by the Company’s Board of Directors or by a committee appointed by the Board (the “Committee”). The Committee consists of at least two individuals, all of whom qualify as “outside directors” and “non-employee directors,” as those terms are defined by section 162(m) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934, respectively.

The Committee may make such rules and regulations and establish such procedures for the administration of the ESPP, as it deems appropriate. The Committee has the authority to interpret the ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. Additionally, the Committee may take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the ESPP or the administration or interpretation thereof.

Shares of Stock Available Under the ESPP. 2,533,334 shares of Common Stock are currently reserved for issuance under the ESPP. As of March 12, 2009, approximately 296,975 shares remained available for purchase under the ESPP. If the proposed amendment to the ESPP is approved, both the shares reserved under the ESPP and the shares available for purchase under the ESPP will increase by 2,000,000 shares. Available shares are authorized but unissued or reacquired Common Stock, including Common Stock purchased on the open market. The number of available shares is subject to adjustment in the event of a stock dividend, stock split, combination of shares, exchange of shares or other similar changes affecting the outstanding Common Stock.

Purchase of Common Stock. Shares of Common Stock will be offered to eligible employees during the purchase periods established by the ESPP. There are two six-month purchase periods: (1) beginning with the first trading day in April and ending on the last trading day in September, and (2) beginning with the first trading day in October and ending on the last trading day in March.

Each participant enrolls in the ESPP for a given purchase period by authorizing payroll deductions designating a percentage of compensation – from 1% to 10%, in 1% increments – to be withheld and credited to an account in his or her name. These contributions are made on an after-tax basis. No interest is credited to this account. An election to participate in the ESPP for a particular purchase period applies to subsequent purchase periods, unless it is revoked as described below. A participant may revoke the election entirely in accordance with the procedure described below, but otherwise may not change his or her elected payroll deduction percentage during a purchase period.

Participants have the right to purchase shares of Common Stock on the purchase date occurring at the end of each purchase period during which they participated in the ESPP. On the purchase date, the participant’s accumulated payroll deductions are used to purchase shares of Common Stock. The purchase price of each share of Common Stock will be eighty-five percent (85%) of the fair market value per share of Common Stock on the applicable purchase date. The number of shares of Common Stock which will be purchased on behalf of a participant on the purchase date will be that whole and fractional number of shares obtained by dividing the total amount of the participant’s payroll deductions for that purchase period by the purchase price in effect for that purchase date. The maximum number of shares of Common Stock which may be purchased is subject to the limitations described below. Any payroll deductions not used because of these limitations are refunded to the participant or rolled over for subsequent purchase periods at the discretion of the ESPP’s administrator.

Stock Purchase Limits. The Code and the ESPP impose certain limits on the amount of Common Stock that can be purchased with payroll deductions under the ESPP. Under the Code and the ESPP, a participant may not purchase Common Stock under the ESPP in an aggregate amount which exceeds $25,000 in fair market value of Common Stock (determined as of the first trading day of the relevant purchase period) during a calendar year. The ESPP also limits the maximum number of shares that may be purchased by a single participant on any one purchase date to 16,667 shares. Such limitation is subject to adjustment for stock dividends, stock splits, combinations of shares, exchanges of shares or other similar changes affecting the outstanding Common Stock.

Termination of Participation. A participant may revoke a payroll deduction election at any time before the last two weeks of the purchase period. Participants who make this revocation will not be allowed to purchase shares on the purchase date. In addition, no further payroll deductions will be collected with respect to that purchase period, and any payroll deductions already collected will be refunded to the participant without interest. A revocation is irrevocable with respect to a particular purchase period. However, a participant may choose to begin participating again by enrolling during the semi-annual enrollment period occurring before the start date of the next purchase period for which he or she is eligible to participate.

If a participant is on a leave of absence, the participant will be deemed to be an employee for a period of up to 90 days. If the leave of absence is paid, the participant’s payroll deduction election in effect at the time of leave will continue. If the leave is unpaid, no deductions or contributions will be permitted during the leave. If the participant returns to work within 90 days after the leave of absence, payroll deductions under the ESPP will automatically resume at the rate in effect at the time the leave began. If the participant’s leave lasts longer than 90 days, the participant will cease to be an eligible employee under the ESPP.

Should a participant cease to be an eligible employee for any reason (including being on leave of absence for more than 90 days, death, long-term disability or lay-off) during any purchase period for which the participant has made an election, his or her payroll deductions with respect to that purchase period will terminate and the participant’s previous payroll deductions will be refunded in cash (without interest).

Shareholder Rights. Participants have all of the rights and privileges of a stockholder of the Company with respect to the shares of Common Stock purchased under the ESPP. A participant will only receive dividends paid on the Common Stock purchased if the purchase occurred before the applicable record date for such dividend.

Amendment. The Board of Directors may amend the ESPP at any time and for any reason. However, unless approved by the shareholders of the Company, no amendment can:

•	Increase the maximum number of shares of Common Stock that may be purchased under the ESPP or the maximum number of shares that may be purchased by a participant on any one purchase date;

•	Change the purchase price formula so as to reduce the purchase price; or

•	Materially increase the benefits payable under the ESPP or materially modify the requirements for eligibility to participate under the ESPP.

Effective Date and Termination. The effective date of the ESPP was March 1, 2000 and it is currently scheduled to terminate on February 28, 2010, however, the Board of Directors may earlier terminate the ESPP at any time at its discretion. Upon approval of this amendment, unless otherwise renewed by the Board of Directors and the Company’s shareholders, the ESPP will terminate on February 28, 2019.

Plan Benefits

The number of shares of Common Stock that will be purchased or received in the future by participants in the ESPP is not currently determinable. Since benefits to be received in the future are not determinable, the below table reflects the benefits received by the stated individual(s) under the ESPP in the 2008 fiscal year.

All shares that are currently outstanding under the ESPP are reflected in the Equity Compensation Plan Information table in this Proxy Statement.

Intersil Corporation Employee Stock Purchase Plan 2008

Name and Position	Dollar Value ($)	Number of Units
David B. Bell	—	—
David A. Zinsner	4,093	247
Jonathan Kennedy	7,551	380
Susan J. Hardman	21,260	881
Peter Oaklander	18,886	736
Thomas C. Tokos	—	—
Executive Group	104,761	4,543
Non-Executive Officer Employee Group	—	—

Summary of U.S. Federal Income Tax Consequences

Federal Tax Treatment. A participant recognizes no taxable income and the Company is not entitled to a deduction for the year in which the participant enrolls in the ESPP nor for the year in which he or she purchases stock under the ESPP.

Section 423 of the Code establishes a holding period which is important in determining how any gain or loss on disposition of shares acquired under the ESPP is to be treated. This holding period is effectively two years from the beginning of the purchase period for shares purchased at the end of such period. If a participant sells or otherwise disposes of shares prior to the expiration of the required holding period (a “disqualifying disposition”), the participant will recognize compensation income at that time equal to the excess of the fair market value of the shares on the purchase date over the purchase price of the shares. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the purchase date will be treated as short-term or long-term capital gain, depending on whether the shares have been held for more than one year. If the sale price is less than the sum of the purchase price and the amount included in income as a result of the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year.

If a participant sells his or her shares after the holding period described above, he or she will recognize compensation income in an amount equal to the lesser of (i) 15% of the fair market value of the Common Stock determined as of the first day of the purchase period or (ii) the excess, if any, of the fair market value of the Common Stock on the date of sale over the purchase price. If the purchase price exceeds the fair market value on the date of sale, no amount is reported as compensation income. If the fair market value of the Common Stock on the date of sale exceeds the sum of the purchase price plus any amount recognized as compensation income, as described above, the amount of such excess is recognized as a long-term capital gain. If the purchase price exceeds the fair market value on the date of sale, such excess is a long-term capital loss.

Withholding. The Company will deduct from participants’ payroll checks all federal, state, local and other taxes required by law to be withheld with respect to any income attributed to participants as a result of their participation in the ESPP.

If a participant makes a disqualifying disposition, and, if the Company or any affiliate has a tax-withholding obligation because of such disposition, the participant must pay to the Company or the affiliate an amount equal to any such withholding tax.

The foregoing discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to an ESPP participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Exhibit B

THE INTERSIL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED)

1.	Purpose of the Plan

This Plan is intended to promote the interests of Intersil Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

2.	Definitions

Capitalized terms herein shall have the following meanings:

2.1.	“Compensation” shall mean the total earnings paid to a Participant by one or more Participating Corporations during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate; provided that Compensation shall not include the following items of compensation:

2.1.1.	any extraordinary income compensation of a non-recurring nature;

2.1.2.	any award made or amount paid pursuant to an employer’s equity-based compensation arrangement including, but not limited to, performance shares, stock options (including any exercise thereof), restricted stock, stock appreciation rights (including any exercise thereof), and dividend equivalents;

2.1.3.	severance pay or special retirement pay;

2.1.4.	imputed compensation, such as employer-paid group insurance premiums; and

2.1.5.	reimbursements or other allowances for automobile, relocation, tax-equalization, travel or educational expenses.

2.2.	“Board” shall mean the Corporation’s Board of Directors.

2.3.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4.	“Committee” shall mean the committee described in Section 3 below.

2.5.	“Common Stock” shall mean the Corporation’s common stock.

2.6.	“Corporate Affiliate” shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

2.7.	“Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Corporation is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

2.8.	“Corporation” shall mean Intersil Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intersil Corporation which shall by appropriate action adopt the Plan.

2.9.	“Effective Date” shall mean March 1, 2000. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

2.10.	“Eligible Employee” shall mean any employee on active payroll status who is employed by a Participating Corporation on such terms that he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Section 3401(a) of the Code, with the exception of Five-Percent Owners, as defined in Section 2.13 below.

2.11.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.	“Fair Market Value” per share of Common Stock as of a particular date means (i) if the shares of Common Stock are then listed on a national stock exchange, the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national stock exchange but are then quoted on NASDAQ or a similar quotation system, the closing price for the shares of Common Stock as quoted on NASDAQ or a similar quotation system on such date, or if no sale was made on such date on NASDAQ or a similar quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine; provided that, where the shares of Common Stock are so listed or traded, the Committee may make such discretionary determinations where the shares have not been traded for 10 Trading Days. Notwithstanding the foregoing, upon the date of an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the “Fair Market Value” per share of Common Stock means the price at which such stock is initially offered by the Company in such public offering.

2.13.	“Five-Percent Owner” shall mean any individual who would, immediately after the grant of purchase rights, as described in Section 8.1, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

2.14.	“Participant” shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

2.15.	“Participating Corporation” shall mean the Corporation and such Corporate Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in the attached Schedules, which may be amended from time to time.

2.16.	“Plan” shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

2.17.	“Purchase Date” shall mean the last Trading Day of each purchase period, i.e., the last Trading Day of September and March of each year in which the Plan is maintained by the Corporation.

2.18.	“Trading Day” shall mean any day on which shares of the Company’s Common Stock are actively traded.

3.	Administration of the Plan

The Plan shall be administered by the Board, or by a Committee appointed by the Board. All references to the Committee herein shall apply to the Board in the event that no Committee is appointed pursuant to this Section. Such Committee shall, at such times as the Common Stock is registered pursuant to Section 12 of the Exchange Act, consist of at least two individuals each of whom shall be a “non-employee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to purchase rights offered hereunder), qualify as

“outside directors” for purposes of Section 162(m) of the Code and related Treasury regulations. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Committee shall be final and binding on all parties having an interest in the Plan.

4.	Stock Subject to the Plan

4.1.	Number of Shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 4,533,334 shares.

4.2.	Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

5.	Purchase Periods

5.1.	Purchase Period. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until the termination of the Plan pursuant to Section 10.2.

5.2.	Duration of Purchase Period. Except for the initial purchase period, each purchase period shall have a duration of six (6) months. Purchase periods shall run from April 1st to September 30th and from October 1st to March 31st; provided that the first purchase period shall begin on the date of the Corporation’s initial public offering and end on September 30, 2000.

6.	Eligibility

6.1.	Eligible Employees. Each individual who is an Eligible Employee shall be eligible to participate in the Plan on the start date of any purchase period under the Plan.

6.2.	Participation. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment procedure prescribed by the Committee (or its designate), at the time specified by such procedures. Such enrollment will include authorizing payroll deductions as described in Section 7 below. An Eligible Employee’s election to participate in the Plan for a particular purchase period shall apply to subsequent purchase periods, unless revoked by the Eligible Employee, as provided in Section 7 and 8.

7.	Payroll Deductions

7.1.	Election and Revocation. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Compensation paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The rate of payroll deduction may not be increased or decreased during the purchase period. However, the Participant may, at any time during a purchase period, revoke his or her payroll deduction election by using the procedures prescribed by the Committee. The revocation shall become effective as soon as possible following the completion of such procedure. The revocation of a payroll deduction election results in the termination of the Participant’s outstanding purchase rights, as provided in Section 8.6.1 below.

7.2.	Beginning Date. Payroll deductions shall begin on the first pay period following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay period ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance outstanding from time to time in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

7.3.	Ending Date. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase rights in accordance with the provisions of the Plan.

7.4.	No Further Obligation. Subject to the limitations set forth in Sections 7.4 and 9 below, the Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date.

8.	Purchase Rights

8.1.	Grant of Purchase Rights. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she elects to participate. Such purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall a purchase right be granted under the Plan to any Eligible Employee if such individual would immediately after the grant be a Five-Percent Owner, as defined in Section 2.13.

8.2.	Exercise of the Purchase Rights. Purchase rights shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with Section 8.6. below) on such date. The purchase shall be accomplished by applying the Participant’s payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

8.3.	Purchase Price. Unless otherwise provided by the Committee the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be eighty-five (85%) of the Fair Market Value per share of Common Stock on the Purchase Date.

8.4.	Number of Shares That May Be Purchased. The number of shares of Common Stock that will be purchased by a Participant on each Purchase Date shall be that number of shares (including fractional shares) of Common Stock obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 16,667 shares, subject to periodic adjustments as provided in Section 4.2. and subject to the limitation in Section 9.

8.5.	Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded to the Participant or held for the purchase of shares of Common Stock for the Participant on the next Purchase Date at the sole discretion of the Plan’s administrator.

8.6.	Termination of Payroll Deductions During a Purchase Period. The following provisions shall govern the termination of payroll deduction elections during a purchase period rights:

8.6.1.	Participant Election to Terminate Payroll Deductions. A Participant may, at any time before the last two weeks of a purchase period, terminate his or her payroll deductions by revoking his or her payroll deduction election through the procedure described above, and no further payroll deductions shall be collected from the Participant during the purchase period in which such revocation is made. Any payroll deductions collected during the purchase period in which a revocation of payroll deduction election occurs shall be refunded in cash.

8.6.2.	Effect of Participant Election to Terminate Payroll Deductions. The termination of a payroll deduction election shall be irrevocable. In order to resume payroll deductions in any subsequent purchase period, such individual must re-enroll in the Plan on or before the start date of the next purchase period for which the individual is eligible to participate.

8.6.3.	Termination of Participation Upon Ceasing to be an Eligible Employee. Should the Participant cease to remain an Eligible Employee for any reason (including death or disability) while his or her purchase rights are outstanding, then such Participant’s right to continue payroll deduction contributions shall immediately terminate, and all of the Participant’s payroll deductions accumulated prior to such termination shall be refunded as soon as practicable following such termination of employment.

8.6.4.	Effect of Leave of Absence Upon Participation. Should the Participant cease to remain in active service by reason of an approved leave of absence, then such Participant’s right to continue payroll deduction contributions shall terminate on the date which is 91 days after the day the Participant last rendered active service, and all of the Participant’s payroll deductions accumulated prior to such date shall be refunded to the Participant as soon as practicable following such date.

8.7.	Corporate Transaction. Outstanding purchase rights shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction in accordance with Section 8.6.1 above.

8.8.	Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any Purchase Date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

8.9.	Assignability. Purchase rights shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

8.10.	No Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase rights until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

8.11.	Dividends. Once shares are purchased on a Participant’s behalf, to the extent that dividends are paid on such shares, such dividends shall be distributed in cash to the Participant.

9.	Accrual Limitations

9.1.	Twenty-Five Thousand Dollar Limit. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

9.2.	Application of the Limit. For purposes of applying such accrual limitations, (i) the right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted and, (ii) the right to acquire Common Stock under any outstanding purchase right shall accrue in accordance with the rate preserved in the Plan, but in the event may such rate exceed Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for any one calendar year.

9.3.	Refund of Excess. If solely by reason of such accrual limitations, the purchase rights of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be refunded within thirty (30) days or at the sole discretion of the Committee held until the next purchase period for which such Participant is eligible to make a purchase under the Plan.

9.4.	Limit Controls. In the event there is any conflict between the provisions of this Section 9 and one or more provisions of the plan or any instrument issued thereunder, the provisions of this Section 9 shall be controlling.

10.	Effective Date and Termination of the Plan

10.1.	Effective Date. The Plan was adopted by the Board on November 3, 1999 and became effective on March 1, 2000.

10.2.	Termination of the Plan. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) February 28, 2019 or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

11.	Amendment of the Plan

The Board may alter, amend, suspend or discontinue the Plan at any time, with such change to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Corporation’s stockholders, (i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

12.	General Provisions

12.1.	Costs and Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

12.2.	No Right to Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

12.3.	Governing Law. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

SCHEDULE A

Corporations Participating in

Employee Stock Purchase Plan

As of February 24, 2009

Intersil Corporation

INTERSIL CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INTRS1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERSIL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ITEMS 1, 2 AND 3.
Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS
Nominees:
	01) David B. Bell	06) Gregory Lang
	02) Dr. Robert W. Conn	07) Jan Peeters	☐	☐	☐
	03) James V. Diller	08) Robert N. Pokelwaldt
	04) Gary E. Gist	09) James A. Urry
05) Mercedes Johnson

Vote on Proposals							For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.						☐	☐	☐
3.

To ratify an amendment to extend the term of the Intersil Corporation Employee Stock Purchase Plan to February 28, 2019 and increase the number of shares authorized under the Employee Stock Purchase Plan from 2,533,334 to 4,533,334, an increase of 2,000,000 shares available for issuance under the plan.

							☐	☐	☐
4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.			☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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INTRS2

INTERSIL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2009

The undersigned holder of common stock of INTERSIL CORPORATION, a Delaware corporation, hereby appoints David B. Bell and Vern Kelley with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of Intersil Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company’s headquarters, located at 1001 Murphy Ranch Road, Milpitas, California 95035, on May 6, 2009 at 8:00 a.m., local time, and at any and all adjournments and postponements thereof, as follows:

SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE